Exhibit 2.1

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                           PURCHASE AND SALE AGREEMENT

                                      AMONG


                            NORTH STAR STEEL COMPANY,

                        UNIVERSAL TUBULAR SERVICES, INC.,

                             CARGILL, INCORPORATED,

                          LONE STAR TECHNOLOGIES, INC.,

                                       AND

                               STAR SEAMLESS, INC.



                           DATED AS OF AUGUST 16, 2001






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                                TABLE OF CONTENTS
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         ARTICLE I        DEFINITIONS.....................................................................1

         ARTICLE II       SALE AND PURCHASE OF PURCHASED ASSETS;
                                    ASSUMPTION OF ASSUMED OBLIGATIONS.....................................9
                          2.1       Purchased Assets......................................................9
                          2.2       Assignment of Contracts..............................................10
                          2.3       Procedures for Assets Not Transferable...............................11
                          2.4       [Reserved]. .........................................................11
                          2.5       Excluded Assets......................................................11
                          2.6       Assumed Obligations..................................................12
                          2.7       Excluded Obligations.................................................12
                          2.8       Schedule Updates.....................................................13

         ARTICLE III      PURCHASE PRICE AND PAYMENT.....................................................13
                          3.1       Payment of Purchase Price............................................13
                          3.2       Purchase Price Adjustment............................................13
                          3.3       Allocation of Purchase Price.........................................14

         ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF SELLER.......................................14
                          4.1       Existence, Good Standing, Residency..................................14
                          4.2       Due Authorization....................................................15
                          4.3       Consents.............................................................15
                          4.4       Absence of Conflicts.................................................15
                          4.5       Financial Statements ................................................16
                          4.6       Title, Sufficiency and Condition of Assets...........................16
                          4.7       Compliance with Laws.................................................17
                          4.8       Taxes...... .........................................................17
                          4.9       Litigation...........................................................17
                          4.10      Brokers..............................................................18
                          4.11      Contracts............................................................18
                          4.12      Employee Benefit Plans; Affected Employees...........................18
                          4.13      Environmental Matters................................................18
                          4.14      Labor Matters........................................................19
                          4.15      Intellectual Property................................................19
                          4.16      Inventory............................................................20
                          4.17      Accounts Receivable..................................................20
                          4.18      Books and Records....................................................20
                          4.19      No Material Adverse Effect...........................................20
                          4.20      Major Customers or Distributors; Major Suppliers.....................21
                          4.21      Insurance............................................................21
                          4.22      Affiliate Transactions...............................................21
                          4.23      Backlog..............................................................22
                          4.24      Employees............................................................22
                          4.25      Derivative Contracts.................................................22


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                          4.26      Disclosure...........................................................22
                          4.27      Disclaimer...........................................................22

         ARTICLE V        REPRESENTATIONS AND WARRANTIES OF BUYER........................................23
                          5.1       Existence and Good Standing..........................................23
                          5.2       Due Authorization....................................................23
                          5.3       Consents.............................................................23
                          5.4       Absence of Conflicts.................................................24
                          5.5       [Reserved]...........................................................24
                          5.6       Litigation...........................................................24
                          5.7       Brokers..............................................................24

         ARTICLE VI       COVENANTS OF SELLER............................................................24
                          6.1       Conduct of Business..................................................24
                          6.2       Negative Covenants Relating to Conduct
                                    of the Business......................................................25
                          6.3       Delivery of Monthly Financial Reports................................26
                          6.4       Post-Closing Confidentiality.........................................26
                          6.5       Financial Disclosure.................................................26

         ARTICLE VII      COVENANTS OF BUYER AND SELLER..................................................26
                          7.1       HSR Act Notification; Other Consents.................................26
                          7.2       Tax Matters..........................................................27
                          7.3       Access to Information, Inspections, Confidentiality..................28
                          7.4       Title Commitment and Survey..........................................30
                          7.5       Motor Vehicles.......................................................31
                          7.6       Taxes ...............................................................31
                          7.7       Additional Tax Matters...............................................31
                          7.8       Bulk Sales Compliance................................................32
                          7.9       No-Solicitation......................................................32
                          7.10      Committed Financing..................................................32

         ARTICLE VIII     CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF BUYER.............................................................33
                          8.1       Accuracy of Representations and Warranties...........................33
                          8.2       Compliance with Agreements and Covenants.............................33
                          8.3       Hart-Scott-Rodino; Governmental Authorities..........................33
                          8.4       Consents.............................................................34
                          8.5       No Injunctions.......................................................34
                          8.6       Deliveries...........................................................34
                          8.7       Title and Survey.....................................................34
                          8.8       No Material Adverse Effect...........................................34
                          8.9       Committed Financing..................................................34

         ARTICLE IX       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF SELLER............................................................34
                          9.1       Accuracy of Representations and Warranties...........................34
                          9.2       Compliance with Agreements and Covenants.............................35


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                          9.3       Hart-Scott-Rodino....................................................35
                          9.4       Consents.............................................................35
                          9.5       No Injunctions.......................................................35
                          9.6       Deliveries...........................................................35

         ARTICLE X        EMPLOYEES AND BENEFIT PLANS....................................................35
                          10.1      Offer of Employment..................................................35
                          10.2      Severance Benefits...................................................36
                          10.3      Vacation.............................................................36
                          10.4      Benefits.............................................................36
                          10.5      Termination Notice Obligations/WARN Act Notification.................37
                          10.6      Employment-Related Indemnification...................................37
                          10.7      Employee Records.....................................................38
                          10.8      Liabilities Under Benefit Plans......................................38

           ARTICLE XI     CLOSING........................................................................38
                          11.1      Closing..............................................................38
                          11.2      Deliveries by Seller.................................................38
                          11.3      Deliveries by Buyer..................................................39

         ARTICLE XII      TERMINATION....................................................................40
                          12.1      Termination..........................................................40
                          12.2      Effect of Termination................................................40
                          12.3     Termination Fee.......................................................41

         ARTICLE XIII     INDEMNIFICATION................................................................41
                          13.1      Survival; Remedy for Breach..........................................41
                          13.2      Indemnification by Seller............................................41
                          13.3      Indemnification by Buyer.............................................43
                          13.4      Claims ..............................................................43
                          13.5      Assumption of Defense................................................44
                          13.6      Settlement or Compromise.............................................44
                          13.7      Failure of Indemnifying Person to Act................................44
                          13.8      Exclusive Remedy/Limitations.........................................45

         ARTICLE XIV      DISPUTE RESOLUTION.............................................................45
                          14.1      Mutual Dispute Resolution............................................45
                          14.2      Mediation............................................................45
                          14.3      Mediator.............................................................45
                          14.4      Specifics of Mediation...............................................45
                          14.5      Procedures...........................................................46
                          14.6      Confidentiality......................................................46
                          14.7      Continued Performance................................................46
                          14.8      Equitable Relief.....................................................46

         ARTICLE XV       MISCELLANEOUS..................................................................46
                          15.1      Disclosure Schedules.................................................46
                          15.2      Expenses.............................................................46


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                          15.3      Amendment............................................................46
                          15.4      Interpretation.......................................................46
                          15.5      Notices..............................................................47
                          15.6      Waivers..............................................................47
                          15.7      Successors and Assigns...............................................48
                          15.8      No Third Party Beneficiaries.........................................48
                          15.9      Publicity............................................................48
                          15.10     Further Assurances/Cooperation.......................................48
                          15.11     Transition Services..................................................49
                          15.12     Severability.........................................................49
                          15.13     Entire Understanding.................................................49
                          15.14     Applicable Law.......................................................49
                          15.15     Submission to Jurisdiction...........................................49
                          15.16     Counterparts.........................................................49
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                                                EXHIBITS

Exhibit A       Assignment and Assumption Agreement
Exhibit B       Non-Competition Agreement
Exhibit C       Preliminary Purchase Price Allocation
Exhibit D       Transition Services Agreement
Exhibit E       Trademark License Agreement


Schedule 1.1(b)         Knowledge of Seller
Schedule 1.1(c)         Knowledge of the Buyer
Schedule 2.1(a)         Equipment and Fixed Assets
Schedule 2.1(b)         Data Processing Hardware and Software (Owned)
Schedule 2.1(d)         Owned Real Property
Schedule 2.2(a)         Real Property Leases
Schedule 2.2(b)         Personal Property Leases
Schedule 2.2(c)         Assigned Contracts
Schedule 2.2(d)         Intellectual Property Agreements
Schedule 2.2(e)         Data Processing Hardware and Software (Leased)
Schedule 2.5            Excluded Assets
Schedule 4.1            Good Standing
Schedule 4.3            Material Consents of Seller
Schedule 4.5            Business Financial Statements
Schedule 4.6(a)         Title to Purchased Assets
Schedule 4.6(b)         Adequacy of Assets
Schedule 4.7            Compliance with Laws
Schedule 4.8(b)         Tax Matters
Schedule 4.9            Litigation of Seller
Schedule 4.12(c)        Employee Benefit Matters
Schedule 4.13           Environmental Matters
Schedule 4.14           Labor Matters
Schedule 4.15           Intellectual Property Exceptions


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Schedule 4.19           Material Adverse Effect
Schedule 4.20(a)        Customers
Schedule 4.20(b)        Suppliers
Schedule 4.22           Affiliate Transactions
Schedule 4.25           Derivative or Hedging Contracts


















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                           PURCHASE AND SALE AGREEMENT

           This PURCHASE AND SALE AGREEMENT is made as of the 16th day of August, 2001, by and among LONE STAR TECHNOLOGIES, INC., ("LSS"), a Delaware corporation, STAR SEAMLESS, INC., a Delaware corporation ("Star") (LSS and Star being individually and collectively referred to herein as "Buyer"), CARGILL, INCORPORATED, a Delaware corporation ("Cargill"), NORTH STAR STEEL COMPANY ("North Star"), a Minnesota corporation, and UNIVERSAL TUBULAR SERVICES, INC., a Texas corporation ("UTS") (North Star and UTS being individually and collectively referred to herein as "Seller").

                              W I T N E S S E T H:

           WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer substantially all of the assets constituting the Business (as defined below), and Buyer is willing to assume certain obligations of the Business, all upon the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

           Certain capitalized terms used herein have the meanings set forth below.

            "Accounts Payable" shall mean all trade and non-trade payables and accrued expenses of Seller which in any case are payable as a result of goods sold to, or services provided for or to, Seller exclusively as part of the Business, excluding any Taxes payable, and excluding any accrued expenses for which Seller retains the corresponding liability pursuant to the terms of this Agreement, and excluding amounts due by Seller to its Affiliates for short term intercompany borrowings.

           "Accounts Receivable" shall mean all trade and non-trade receivables of Seller which in any case are payable as a result of goods sold or services provided by Seller exclusively as part of the Business, excluding any intercompany transactions, Tax refunds or credits.

           "Affected Employees" shall mean all employees of Seller principally employed in the Business.

           "Affiliate" shall mean, with respect to any specified Person, any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. Without limiting the generality of the foregoing, a Person shall be deemed to "own" another Person if it owns, directly or indirectly, more than 50% of the capital stock or other equity interest of such other Person generally entitled

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to vote, without regard to specified contingencies, for the election of directors or equivalent governing body of such other Person.

           "Agreement" shall mean this Purchase and Sale Agreement, including all exhibits and schedules hereto, as it may be amended, supplemented or modified from time to time in accordance with its terms.

           "Ancillary Agreements" means the Assignment and Assumption Agreements, the Non-Competition Agreement, the Transition Services Agreement, the Trademark License Agreement, the Conveyance Documents and all other documents to be delivered pursuant to the terms of this Agreement or the terms of any of the aforementioned agreements.

           "Assigned Contracts" has the meaning set forth in Section 2.2(c).

           "Assignment and Assumption Agreements" means the Assignment and Assumption Agreements executed by Seller and Buyer, substantially in the form of Exhibit A.

           "Assumed Obligations" has the meaning set forth in Section 2.6.

           "Books and Records" has the meaning set forth in Section 2.1(e).

           "Business" shall mean the seamless tubular steel products production business as presently conducted by Seller at its Youngstown, Ohio and Houston, Texas facilities, including the production and marketing of the following seamless tubular steel products: alloy casing, carbon casing, line and standard pipe, alloy coupling stock, carbon coupling stock and hot finished mechanical tubing; but excluding the Excluded Businesses.

           "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are generally closed for business.

           "Business Financial Statements" shall mean the audited consolidated financial statements of the Business as of and for the periods ending May 31, 1999, May 31, 2000 and May 31, 2001; consisting of a balance sheet, statements of earnings, cash flows and stockholder's equity for the years then ended regarding the Business, together with the notes thereto and the report thereon of Seller's certified public accountants.

           "Buyer" has the meaning set forth in the preamble hereto.

           "Buyer Group" has the meaning set forth in Section 13.2.

           "Cargill" has the meaning set forth in the preamble hereto.


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           "Cash" shall mean all cash, certificates of deposit, bank accounts and other cash equivalents, together with all accrued but unpaid interest thereon.

           "Claim" has the meaning set forth in Section 13.4.

           "Cleanup" shall mean all reasonable and necessary actions required by a Governmental Authority pursuant to Environmental Law to remove, treat or remediate the Release or threatened Release of Hazardous Materials.

           "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article XI.

           "Closing Date" has the meaning set forth in Section 11.1.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

           "Committed Financing" has the meaning set forth in Section 7.10.

           "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of January 29, 2001 between Buyer and the Seller.

           "Consent" has the meaning set forth in Section 4.3.

           "Contract" shall mean (a) any contract, lease, easement, license, sales order, purchase order or supply agreement, whether oral or written, or (b) any commitment or understanding which is intended to be binding and enforceable, but shall not include any Employee Plan or Permit.

           "Conveyance Documents" has the meaning set forth in Section 11.2(a).

           "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

           "Effective Time" shall mean 12:01 a.m., central time, on the morning of the Closing Date.

           "Employee Plan" means any "employee welfare benefit plan" or "employee pension benefit plan" within the meaning of Sections 3(1) and 3(2) of ERISA and any other fringe benefit plan or program, pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any Affected Employee is the named insured and as to which Seller or their ERISA Affiliates makes premium payments, whether or not Seller is the owner, beneficiary or both of such policy), death benefit, group insurance, post-retirement insurance, profit-sharing, deferred compensation, stock option, cash option, stock purchase, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, Contract, agreement, policy or commitment (including, without limitation, any pension plan and any welfare plan within the meaning of any applicable Law), whether or not any of the foregoing is funded or


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insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all Affected Employees or under which any Affected Employees have accrued and remain entitled to benefits, and (a) to which Seller is a party or by which Seller, and/or any of the rights, properties or assets of Seller or any of its Affiliates, is bound; or (b) with respect to which Seller has any liability (whether or not Seller still maintains such plan, trust, arrangement, contract, agreement, policy or commitment).

           "Environmental Condition" shall mean any violation of Environmental Laws at the Real Property or any matter that requires remediation under Environmental Laws at the Real Property based on the current use of the relevant Real Property, which violation or matter is specifically identified in the Final Environmental Report (as defined below); provided, however, Environmental Condition shall not include any matters that are disclosed on Schedule 4.13 as of the date of execution of this Agreement.

           "Environmental Law" shall mean, as of the Closing Date, any applicable federal, state or local law (including common law), statute, code, ordinance, rule or regulation relating to the pollution or protection of the environment, natural resources damages, or public or employee health and safety applicable to the Business or the Purchased Assets as of the Closing Date, and includes without limitation, the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C.ss. 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C.ss. 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C.ss. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; as such laws have been amended or supplemented prior to the Closing Date and the regulations promulgated pursuant thereto prior to the Closing Date, and all analogous state or local statutes enacted prior to the Closing Date.

           "Equipment and Fixed Assets" has the meaning set forth in Section 2.1(a).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" means Seller and all other trades or businesses, whether or not incorporated, which together with Seller would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

           "Excluded Assets" has the meaning set forth in Section 2.5.

           "Excluded Businesses" shall mean all the businesses performed by Seller and its Affiliates except for the Business, including without limitation Seller's steel production business with respect to products other than seamless tubular steel products of alloy casing, carbon casing, line and standard pipe, alloy coupling stock, carbon coupling stock and hot finished mechanical tubing.


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           "Excluded Employees" has the meaning set forth in Section 10.1.

           "Excluded Obligations" has the meaning set forth in Section 2.7.

           "Final Purchase Price" has the meaning set forth in Section 3.2(c).

           "Final Purchase Price Allocation" has the meaning set forth in
Section 3.3.

           "Final Statement" has the meaning set forth in Section 3.2 (b).

           "GAAP" shall mean generally accepted accounting principles as in effect in the United States.

           "Governmental Authority" shall mean the government of the United States, Canada or any other foreign country or any state, provincial or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Hazardous Materials" means any substance, material or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminants or words of similar meaning under Environmental Law, including without limitation, petroleum and petroleum products or byproducts, asbestos or asbestos-containing materials and polychlorinated biphenyls.

           "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XIII.

           "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

           "Independent Accounting Firm" has the meaning set forth in Section 3.2(b).

           "Intellectual Property" shall mean intellectual property of every kind and nature, including, without limitation, all inventions, information, data, samples, specifications, compositions, processes, designs and know-how, including confidential information and trade secrets (whether or not patentable or reduced to practice), confidential or proprietary technical and business information, computer software, domain names and all United States and foreign patents and petty patents (including continuations, continuations-in-part, divisions, reissues, re-examinations, extensions and renewals thereof) and patent applications, registered and unregistered trade names, brand names, trademarks, service names and service marks, logos and designs (and applications for registration of the same) and all goodwill symbolized thereby or associated therewith, and copyrights and copyright registrations (and applications for the same) relating thereto, and all extensions or renewals thereof, United States


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and foreign registrations and applications to register copyrights, technical manuals and documentation made or used in connection with any of the foregoing.

           "Inventory" has the meaning set forth in Section 2.1(c).

           "Knowledge" shall mean, with respect to Seller, the actual knowledge of the persons listed on Schedule 1.1(b) and such facts and other matters as such persons could be expected to become aware of upon reasonable inquiry of Seller personnel in a position to know, and with respect to Buyer, the actual knowledge of the persons listed on Schedule 1.1(c) and such facts and other matters as such persons could be expected to become aware of upon reasonable inquiry of Buyer personnel in a position to know.

           "Law" shall mean, as of the Closing Date, any law, statute, code, regulation, ordinance, or rule enacted or promulgated by any Governmental Authority.

           "Leased Real Property" has the meaning set forth in Section 4.6(b).

           "Liens" shall mean mortgages, liens, charges, restrictions, pledges, security interests, options, leases or subleases, claims, and any other rights of any third party, easements, encroachments or encumbrances.

           "Litigation" has the meaning set forth in Section 4.9.

           "Loss" or "Losses" mean any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, judgments, costs and expenses including, without limitation, removal, remediation or clean-up costs, court costs and reasonable attorneys' and consultants' fees and costs of litigation but shall not include consequential, indirect, special, exemplary, punitive or incidental damages, except with regard to Third Party claims.

           "Lowest Cost Response" shall mean (a) the minimum response necessary to comply with Environmental Laws (including any site-specific, risk-based standards or the use of engineering or institutional controls or natural attenuation); (b) based on the current use of the property; (c) that can be achieved for the lowest financial cost as compared with alternative potential responses, provided that taking no action shall constitute an acceptable Lowest Cost Response if taking no action is determined to be consistent with the foregoing criteria.

           "Material Adverse Effect" means any circumstances, change or effect that has a material and adverse effect on the operations or financial condition of the Business, taken as a whole; but specifically excluding an effect resulting from (a) general, financial, economic or industry conditions also affecting other similarly situated Persons; or (b) business changes due solely to the announcement of an impending sale of the Business to Buyer.

           "Material Contract" has the meaning set forth in Section 4.11.


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           "Non-Competition Agreement" means the Non-Competition Agreement between Cargill, Seller and Buyer, substantially in the form of Exhibit B.

           "Other Current Assets" has the meaning set forth in Section 2.1(g).

           "Owned Real Property" means the real property owned by Seller listed on Schedule 2.1(d).

           "Permits" shall mean permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise required by any Governmental Authority and any applications for the foregoing which are necessary for Seller to engage in the Business as currently conducted.

           "Permitted Encumbrances" shall mean (a) Permitted Liens, (b) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (c) zoning, building and other similar restrictions, (d) Liens that have been placed by any developer, landlord or other third party on any Leased Real Property which do not materially and adversely affect the operation of the Business, (e) contractual rights of third parties under the Purchased Contracts,
(f) unrecorded easements, covenants, rights-of-way or other restrictions, none of which unrecorded items have a Material Adverse Effect on the operations of the Business as presently conducted.

           "Permitted Liens" shall mean (a) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (c) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not individually or in the aggregate, have a Material Adverse Effect on the operation of the Business as presently conducted.

           "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability company, trust, association or other entity.

           "Personal Property Leases" has the meaning set forth in Section
2.2(b).

           "Property Taxes" has the meaning set forth in Section 7.2(a).

           "Pre-Transfer Period" has the meaning set forth in Section 7.2(a).

           "Post-Transfer Period" has the meaning set forth in Section 7.2(a).

           "Purchase Price" has the meaning set forth in Section 3.1.

           "Purchased Assets" has the meaning set forth in Section 2.1.

           "Purchased Contracts" has the meaning set forth in Section 2.2.


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
           "Rail Contract" means the Rail Transportation Contract between North Star and Norfolk Southern Railway Company effective June 1, 1999 including all amendments and appendices thereto.

           "Real Property" means the Owned Real Property and the Leased Real Property.

           "Real Property Leases" has the meaning set forth in Section 2.2(a).

           "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal or leaching into the environment.

           "Retained Off-Site Environmental Liabilities" means the obligations and liabilities of Seller arising out the (a) Four County Landfill Superfund Site; (b) 7-7 Merger Superfund Site; and (c) Petroleum Recovery Services Superfund Site, as each is described in Schedule 4.13.

           "Seller" has the meaning set forth in the Preamble hereto.

           "Seller Group" has the meaning set forth in Section 13.3.

           "Statement of Working Capital" has the meaning set forth in Section 3.2(a).

           "Stock Offering" means the issuance by LSS of not less than $130,000,000.00 of LSS common stock.

           "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, provincial, county, local or foreign taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

           "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

           "Termination Fee" has the meaning set forth in Section 12.3.

           "Third Party" means a Person other than Buyer, Seller, or their Affiliates.

           "Title Company" has the meaning set forth in Section 7.4.

           "Trademark License Agreement" means the Trademark License Agreement between Seller and Buyer, substantially in the form of Exhibit E.

           "Transferred Employee" has the meaning set forth in Section 10.1.

           "Transition Services Agreement" means the Transition Services Agreement between Cargill and Buyer, substantially in the form of Exhibit D.

           "U.S." means United States of America.

           "Working Capital" has the meaning set forth in Section 3.2(a).


                                   ARTICLE II
                     SALE AND PURCHASE OF PURCHASED ASSETS;
                        ASSUMPTION OF ASSUMED OBLIGATIONS

           2.1 Purchased Assets. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery of all of the right, title and interest of Seller in and to, the assets, property and rights of every nature, kind and description, tangible and intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereafter acquired (excluding the Excluded Assets), which assets are exclusively related to or are used or held for use exclusively in connection with the Business as the same may exist on the Closing Date (collectively with the Purchased Contracts described in Section 2.2, the "Purchased Assets"), including without limitation, all those items in the following categories that conform to the definition of the term Purchased Assets:

                     (a) Equipment and Fixed Assets. All tangible personal property of every kind and description (other than data processing hardware and software and inventory), including without limitation all buildings, structures, improvements, plants, facilities, fixtures, machinery, equipment, fixed assets, furniture, tools, automobiles, trucks, loaders and other vehicles, maintenance equipment and materials and all other tangible personal property of every kind and description (other than data processing hardware and software), as set forth on Schedule 2.1(a) (collectively, the "Equipment and Fixed Assets");

                     (b) Data Processing Hardware and Software. All data processing hardware and software listed on Schedule 2.1(b);

                     (c) Inventory. All supplies, materials and other inventories, including, without limitation, scrap steel, additives and alloys, electrodes, refractories and other consumables used in the steel making process, packaging, spare parts, warehoused and consigned inventories and inventories covered by purchase orders or held by distributors, work-in-process, components and finished goods (collectively, the "Inventory");

                     (d) Owned Real Property. The Owned Real Property set forth in Schedule 2.1(d);

                     (e) Information and Records. Specifications, sales records, service records, customer lists and files, plans and designs of fixtures and equipment, monitoring and test records and subject to obtaining any necessary consents, existing confidentiality obligations, other books and records, ("Books and Records") as are in Seller's care, custody or control; provided that Seller and Cargill shall be permitted to keep and maintain copies of any Books and Records which are reasonably necessary or desirable to document, support or further the Excluded Businesses, Seller's accounting, legal or tax claims and positions with respect to the Excluded Obligations, Excluded Assets, and other ongoing obligations under the Agreement with respect to the Business;

                     (f) Other Intangibles. All goodwill, if any;

                     (g) Other Current Assets. All prepaid expenses, credits, deposits (other than deposits of Cash with banks, other financial institutions or with Seller's Affiliates), claims, prepayments, refunds, rebates and other similar items ("Other Current Assets");

                     (h) Permits. All permits and permit applications that are legally capable of being transferred and are necessary, or required by applicable Laws, for Seller to own, lease and/or operate the Purchased Assets or to conduct the Business as it is presently conducted;

                     (i) Third Party Claims. Except as set forth in Schedule 2.5 and except for the claims and causes of action of Seller in connection within the litigation matters listed on Schedule 4.9, all rights, claims, causes of action and rights of set-off against Third Parties including, but not limited to, all rights against suppliers under warranties covering any of the Inventory or Equipment and Fixed Assets; and

                     (j) Accounts Receivable. All Accounts Receivable of the Business held by Seller as of the Closing Date.

           2.2 Assignment of Contracts. Subject to the terms and conditions of this Agreement and the need to obtain any required consent from any Third Party, as of the Closing Date, Seller shall assign and transfer to Buyer all of its right, title and interest in and to, and Buyer shall assume all of the obligations of Seller under all Contracts of the Seller that relate exclusively to the Business, as the same may exist on the Closing Date, including but not limited to, the following:

                     (a) Real Property Leases. The leases to or by Seller of the real property which are set forth on Schedule 2.2(a) (collectively, the "Real Property Leases");

                     (b) Personal Property Leases. All leases to or by Seller of personal property, including without limitation, those leases set forth on
Schedule 2.2(b), (collectively, the "Personal Property Leases");

                     (c) Certain Contracts. All Contracts for the purchase or sale by Seller of Inventory, Equipment and Fixed Assets or other goods, materials and/or services and all other Contracts to which Seller is a party, including without limitation, those Contracts listed on Schedule 2.2(c), (collectively, the "Assigned Contracts");

                     (d) Intellectual Property Contracts. All Third Party Intellectual Property confidentiality, research, development and license Contracts, including without limitation, those listed on Schedule 2.2(d); and

                     (e) Data Processing Hardware and Software. All leases and licenses listed on Schedule 2.2(e) relating to the licensed data processing software and leased data processing hardware.

           All of the foregoing are referred to herein collectively as the "Purchased Contracts." Anything in this Agreement to the contrary notwithstanding, except as expressly provided in Section 2.3 below, and solely with respect to any Contract, the unassignability of which would not result in a Material Adverse Effect, this Agreement shall not constitute an agreement to assign any Contract or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the Consent of a Third Party, would constitute a breach or violation thereof and if consent to such assignment is not obtained on or prior to the Closing Date.

           2.3 Procedures for Assets Not Transferable. If any Purchased Contracts or Permits are not assignable or transferable to Buyer without the Consent of any Governmental Authority or Third Party, and such Consent has not been obtained prior to the Closing Date and the Closing occurs:

                     (a) This Agreement and the Assignment and Assumption Agreements shall not constitute an assignment or transfer thereof unless and until such Consent is obtained. In such case, Seller shall use commercially reasonable efforts to obtain such Consent as soon as possible after the Closing
Date: provided, that Buyer shall cooperate with Seller in that endeavor.

                     (b) Seller shall use commercially reasonable efforts to provide Buyer the benefit of any Purchased Contract or Permit (to the extent legally permissible) that is not assigned prior to the Closing and will cooperate in any commercially reasonable and lawful arrangement designed to provide such benefits to Buyer (but with respect to Permits, only for an interim period not to exceed one hundred and eighty (180) days during which Buyer will be expected to obtain its own Permits). Seller will keep Buyer informed of its efforts in obtaining any Consent. There shall be no reduction of the Purchase Price as a result of any matter described in this Section 2.3.

           2.4 [Reserved]

           2.5 Excluded Assets. All assets of Seller other than the Purchased Assets, including, without limitation, the assets listed or described in
Schedule 2.5, are collectively referred to as the "Excluded Assets". All Excluded Assets shall be retained by Seller or the other Persons owning such assets, and such assets are not being sold, assigned, transferred or conveyed to Buyer hereunder, and do not constitute Purchased Assets.

                     2.6 Assumed Obligations. On the Closing Date, Buyer shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of Seller (the "Assumed Obligations"):

                     (a) Contract Obligations. The obligations of Seller under the Purchased Contracts, except for those Purchased Contracts for which Consent has not been obtained pursuant to Section 2.3;

                     (b) Transferred and Affected Employees. All obligations with respect to Transferred Employees, only to the extent expressly assumed or otherwise undertaken by Buyer pursuant to Article X;

                     (c) Warranties and Returns. All obligations and liabilities with respect to product returns and product warranty claims relating to the Business;

                     (d) Accounts Payable. The Accounts Payable of the Business as of the Closing Date, other than those attributable to the Excluded Assets, Excluded Obligations or Excluded Businesses; and

                     (e) Other Liabilities. Unless otherwise specifically provided herein, all other liabilities and obligations of Seller, known or unknown, including but not limited to liabilities and obligations arising under Environmental Laws, to the extent arising out of or relating to the ownership or operation of the Business, the Real Property, or the Purchased Assets (other than the Retained Off-Site Environmental Liabilities).

                     All Assumed Obligations shall be assumed by Buyer at the Closing. Notwithstanding the foregoing, nothing contained in this Section 2.6 shall affect in any manner Seller's obligations to Buyer under Section 13.2 hereof.

                     2.7 Excluded Obligations. Buyer shall not assume and Seller shall expressly retain the following liabilities and obligations with respect to the Business ("Excluded Obligations");

                     (a) Taxes for which the Seller is responsible pursuant to Sections 7.2 and 7.7, and Taxes unrelated to the Business or the Purchased Assets.

                     (b) Employment-related Losses for which Seller is responsible pursuant to Section 10.6(b);

                     (c) Litigation matters contained on Schedule 4.9;

                     (d) The ownership and operation of the Excluded Assets or Excluded Businesses; and

                     (e) Retained Off-site Environmental Liabilities.

           2.8 Schedule Updates. To the extent Purchased Assets listed on any schedule referred to in this Article II are sold, transferred, or otherwise disposed of or terminated in the ordinary course of business prior to the Closing Date, such Purchased Assets shall be deemed to be deleted from such schedules and any replacement asset shall be deemed to be added to such schedules without any action on the part of Seller.


                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

           3.1 Payment of Purchase Price. On the Closing Date, in consideration for the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer, Buyer shall assume the Assumed Obligations and shall pay to Seller an amount equal to Four Hundred Thirty Million Dollars ($430,000,000.00), (hereinafter, the "Purchase Price"), subject to adjustment as provided in
Section 3.2, by wire transfer of immediately available funds to such account of Seller designated in writing by Seller at least two (2) Business Days prior to the Closing Date.

           3.2 Purchase Price Adjustment. (a) As soon as practicable, but in no event later than 45 days after the Closing Date, Seller shall provide Buyer with an audited balance sheet of the Business as of the date immediately preceding the Closing Date prepared in accordance with GAAP utilizing the same methodology and adjustments as were used in preparing the Business Financial Statements, and a statement of Working Capital (the "Statement of Working Capital") setting forth a true, correct and complete listing of each of the components making up Working Capital, as of the date immediately preceding the Closing Date and setting forth in reasonable detail, adjustments, if any, to the Working Capital set forth in the Business Financial Statements. Buyer and its independent auditors and other representatives shall have the right to review and to verify the Statement of Working Capital when received. As used in this Section, the term "Working Capital" consists of the following items relating to the Business and the Purchased Assets: (i) Accounts Receivable net of reserves; plus (ii) Inventory, plus (iii) Other Current Assets transferred to Buyer; plus (iv) Construction in Progress; plus (v) Deferred Charges; minus (vi) Accounts Payable; minus (vii) all other Current Liabilities assumed by Buyer.

                     (b) Buyer shall have 30 days following receipt by it of the Statement of Working Capital during which to dispute the Statement of Working Capital in writing. If Buyer fails to notify Seller of any such dispute within such 30-day period, the Statement of Working Capital shall be the "Final Statement." If Buyer timely notifies Seller of any such dispute, and Seller and Buyer cannot resolve any such dispute within 30 days of receipt by Buyer of such notice, such dispute shall be resolved by a "big five" accounting firm mutually agreed upon by the parties (the accounting firm so engaged shall act as an expert and shall hereinafter be referred to as the "Independent Accounting Firm"); the determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on both Buyer and Seller. Any expenses relating to engagement of the Independent Accounting Firm shall be shared equally by Buyer and Seller. In the event of a dispute, the Statement of

Working Capital, as modified by resolution by Buyer and Seller, or by the Independent Accounting Firm, shall be the "Final Statement."

                     (c) If the Working Capital, as set forth in the Final Statement exceeds the Working Capital as reflected by the May 31, 2001 Business Financial Statements of Seller, the Purchase Price shall be increased by such excess, and Buyer shall pay to Seller an amount equal to such excess. If the Working Capital as set forth in the Final Statement is less than the amount reflected by the May 31, 2001 Business Financial Statements of Seller, the Purchase Price shall be decreased by such deficit, and Seller shall pay to Buyer an amount equal to such deficit. The Purchase Price as adjusted is hereafter referred to as the "Final Purchase Price."

                     (d) Any payments to be made by Buyer or Seller, as the case may be, pursuant to Section 3.2(c) shall be made by wire transfer in immediately available funds within five (5) Business Days after the date upon which the Statement of Working Capital becomes the Final Statement (either upon expiration of the 30-day period referred to in Subsection (b) above or resolution of any dispute with respect to the Statement of Working Capital), in an amount determined pursuant to Section 3.2(c), together with interest thereon from the Closing Date through the date such payment is made at the prime lending rate as announced as of the date of such payment by Citibank, N.A.

           3.3 Allocation of Purchase Price. Prior to Closing, Seller and Buyer shall mutually agree upon a preliminary allocation of the Purchase Price among the Purchased Assets in a manner which shall comply with Section 1060 of the Code. The Purchase Price shall be allocated among the Purchased Assets in accordance with the relative fair market value of the Purchased Assets. No later than thirty (30) days after the date upon which the Statement of Working Capital becomes the Final Statement, Seller and Buyer shall mutually agree upon the final allocation of the Purchase Price (the "Final Purchase Price Allocation") among the Purchased Assets to reflect any adjustment in the Purchase Price provided for in Section 3.2(c). The Final Purchase Price Allocation shall be made in the manner prescribed in the second preceding sentence. The parties will each report the federal, state, local and other Tax consequences of the purchase and sale contemplated hereby (including of the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Each of Seller and Cargill, jointly and severally, represent and warrant as of the date hereof and as of the Closing Date (except as otherwise provided herein) as follows:

           4.1 Existence, Good Standing, Residency. North Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. UTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Cargill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to conduct the Business as it is presently conducted and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the Purchased Assets are owned, leased or operated by it or the nature of the operation of the Business requires Seller to qualify to transact business as a foreign corporation, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which Seller is so qualified are set forth on Schedule 4.1.

      4.2 Due Authorization. Seller and Cargill have all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and Cargill of this Agreement and the Ancillary Agreements to which each is a party and the consummation by Seller and Cargill of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and Cargill and no other corporate actions or proceedings on the part of Seller or Cargill are necessary to authorize the execution, delivery and performance by Seller and Cargill of this Agreement and by Seller and Cargill of the Ancillary Agreements to which each is a party or the transactions contemplated hereby and thereby. Seller and Cargill have duly and validly executed and delivered this Agreement and have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Ancillary Agreements to which each is a party. This Agreement constitutes, and upon execution and delivery thereof (assuming due execution and delivery thereof by all other parties thereto) the Ancillary Agreements to which Seller and Cargill are a party will constitute, legal, valid and binding obligations of Seller and Cargill, enforceable against Seller and Cargill in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect creditors' rights generally; or (b) principles of equity including legal or equitable limitations on the availability of specific remedies.

      4.3 Consents. Except as set forth on Schedule 4.3, no material consent, authorization, order or approval of, or filing or registration with, or notification to (collectively, a "Consent") any Person not a party to this Agreement or any Governmental Authority (other than in connection with Permits) is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller or Cargill, the consummation of the transactions contemplated hereby or thereby or the conduct of the Business after the Closing, in substantially the same manner presently conducted (assuming the Buyer needs no Consents other than those needed by Seller).

      4.4 Absence of Conflicts. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which Seller or Cargill is a party, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any Lien (other than Permitted Liens) upon any of the Purchased Assets, or will violate, conflict with, or result in the breach of the terms, conditions or provisions of:

                     (a) the charter, by-laws or other organizational documents of Seller or Cargill;

                     (b) any judgment, decree or order of any Governmental Authority to which Seller or Cargill is subject or by which Seller or Cargill is bound;

                     (c) any requirements of Laws applicable to Seller or Cargill, the Business, or the Purchased Assets; or

                     (d) any Material Contract or Permit or Employee Plan binding on Seller, Cargill or the Business.

           4.5 Financial Statements. Attached hereto as Schedule 4.5 is a true, complete and correct copy of the Business Financial Statements. The Business Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the financial position of the Business as of the dates thereof and the results of the operation and cash flows of the Business for the periods covered thereby.

           4.6 Title, Sufficiency and Condition of Assets.

                     (a) Except as set forth on Schedule 4.6(a) and other than Owned Real Property and the Leased Real Property, which are addressed in Section 4.6(b), Seller has and Buyer will have at Closing, good, valid and marketable title to all of the Purchased Assets and valid leasehold interests in, or other rights to use, all of the Purchased Assets in each case, free and clear of all Liens, other than Permitted Liens.

                     (b) Schedules 2.1(d) and 2.2(a) set forth a complete list of all Owned Real Property and a complete list of all real property and interests in real property leased by or licensed to the Seller and used exclusively in the Business (the "Leased Real Property"). Seller has (i) good, valid and marketable fee title to the Owned Real Property located in Ohio and will have on or before the Closing Date good, valid and marketable fee title to the Owned Real Property located in Texas and (ii) valid leasehold interests in the Leased Real Property, in each case, free and clear of all Liens, except Permitted Encumbrances. Seller is not aware of any condemnation or eminent domain proceeding in respect of the Owned Real Property or the Leased Real Property.

                     (c) Except as set forth in Schedule 4.6(c), the Purchased Assets constitute all of the rights, properties and assets necessary to operate the Business as currently conducted by Seller. To Seller's Knowledge, all of the Purchased Assets are in normal operating condition and repair, subject to ordinary wear, tear and maintenance.

                     (d) There is no existing agreement with, option or right of, or commitment to any Person to acquire any of the Purchased Assets or any interest therein other than Contracts entered into in the ordinary course of business consistent with past practices for the sale of Inventory.

           4.7 Compliance with Laws. Except as set forth on Schedules 4.7, 4.9 or 4.13, or as set forth in any Final Environmental Report prepared pursuant to
Section 7.3, Seller has conducted and is conducting the Business in compliance with all applicable Laws, except where such failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

           4.8 Taxes.

                     (a) All material Tax Returns of Seller with respect to the Business that are required to have been filed through the date hereof have been properly prepared and duly filed. All Taxes shown to be due on such Tax Returns or otherwise required to be paid have been paid in full, other than Taxes that are being contested in good faith and Taxes that, if not paid when due, would not reasonably be expected to have a Material Adverse Effect.

                     (b) Except as set forth on Schedule 4.8(b), none of the Purchased Assets is property that is or will be required to be treated as being
(i) owned by any person other than Seller pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code, (iii) "tax-exempt bond finance property" within the meaning of Section 168(g) of the Code, or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30). No Purchased Asset is a "United States real property interest" within the meaning of Section 897 of the Code.

                     (c) Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

                     (d) No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns to the effect that Seller is or may be subject to taxation by that jurisdiction by reason of its ownership of or activities with respect to the Business and/or the Purchased Assets, nor is Seller aware that any such claim of jurisdiction is pending or threatened.

                     (e) No audit report has been issued relating to Taxes due from or with respect to Seller in respect of the Business or the Purchased Assets. There are no actions, suits, audits, claims or investigations by any taxing authority in progress relating to Seller with respect to the Business or the Purchased Assets, nor has Seller received any notice from any taxing authority that it intends to conduct such an audit or investigation. No taxing authority has imposed or assessed (or initiated proceedings to impose or assess) a Lien in respect of Taxes on or against the Purchased Assets, other than Permitted Liens. No issue has been raised by a taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period with respect to the Purchased Assets.

           4.9 Litigation. Except for those matters described on Schedules 4.9 and 4.13, there is no legal, administrative or arbitration proceeding, suit, action of any nature, or order, judgment, writ, injunction, award, or decree, claim, investigation or inquiry ("Litigation") pending or, to the Knowledge of Seller, threatened against Seller, by or before any Governmental Authority or by or on behalf of any Third Party which would (a) enjoin, restrict or prohibit the transfer of any of the Purchased Assets or Purchased Contracts as contemplated by this Agreement; (b) prevent Seller or Cargill from fulfilling all of its obligations set out in this Agreement or arising under this Agreement or any Ancillary Agreement; or (c) reasonably be expected to result in a Material Adverse Effect.

           4.10 Brokers. Except for Merrill Lynch & Co., Inc., Seller has not used any broker or finder in connection with the transactions contemplated hereby, and neither Buyer nor any of its Affiliates shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

           4.11 Contracts.All Material Contracts relating to the Business to which Seller is a party are listed on one or more of the Schedules referred to in Article II. A "Material Contract" means a Contract that may be expected to result in future annual expenditures or receipts by the Business at any time of $1,000,000 or more, and for which the failure to transfer such contract to Buyer would have a Material Adverse Effect upon the Business. Each Material Contract is in full force and effect and is the valid and binding obligation of Seller. Neither Seller nor to the Knowledge of Seller any other party to such Purchased Contract is in material breach of or in default under any Material Contract. Other than the Rail Contract, Seller has provided the Buyer with true, complete and correct copies of or access to all Material Contracts (other than oral contracts with customers entered into in the ordinary course) and all extensions, amendments and schedules thereto. Prior to Closing, Seller will provide Buyer with a written description of all Material Contracts that are not in writing.

           4.12 Employee Benefit Plans; Affected Employees.

                     (a) Neither Seller nor any ERISA Affiliate is or has been a participant in, nor do they have any obligation to contribute to, any multiemployer plan within the meaning of Section 3(37)(A) or 401(a)(3) of ERISA in which employees of the Business participate or have participated and no actual or potential liability has been incurred by or could be asserted against Seller, the Business, or any ERISA Affiliate with respect to any such multiemployer plan.

                     (b) Within ten days after the execution of this Agreement, the Seller shall provide Buyer with a complete and correct list of all Affected Employees, together with each Affected Employee's name, position, location, salary or hourly rate and hire date.

                     (c) Except as set forth in Schedule 4.12(c) or as otherwise provided by this Agreement, the transactions contemplated hereby shall not increase or accelerate the timing of any compensation or result in any additional rights granted to any Affected Employees.

           4.13 Environmental Matters. Except as set forth on Schedule 4.13 or as set forth in any Final Environmental Report prepared pursuant to Section 7.3, and except further for such matters which would not reasonably be expected to have a Material Adverse Effect, (a) Seller's operation of the Business and use of the Real Property is and has been in compliance with Environmental Laws which compliance shall include filing all reports and notifications required under applicable Environmental Laws; (b) Seller possesses and currently maintains all Permits required under Environmental Laws to operate the Business ("Environmental Permits"), such Environmental Permits are valid and in good standing, or, if expired, and not yet reissued by the relevant Governmental Authority, Seller has filed a timely application for renewal, and no proceeding is pending or threatened which seeks to revoke or suspend any such Environmental Permit; (c) Seller has not received any written or any oral notice from any Governmental Authority or Third Party alleging that Seller is responsible or liable for Cleanup at or about any of the Real Property or other property utilized by Seller in the operation of the Business and Seller is not liable for Cleanup at or about any property to which Seller has arranged for the disposal or treatment of Hazardous Materials from the Real Property; (d) there are no Hazardous Materials present in, on, or beneath the Real Property which could be reasonably expected under Environmental Law to result in a Cleanup for which Seller is responsible or liable; and (e) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, or to the Knowledge of Seller any investigations or proceedings pending under any Environmental Laws which relate to the Business or the Real Property.

           4.14 Labor Matters. Except as set forth on Schedule 4.14, Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or to Seller's Knowledge, attempting to represent any employees employed in the operation of the Business. Since June 1, 1999, there has not occurred or, to the Knowledge of Seller, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime with respect to any employees employed in the operation of the Business other than as set forth on Schedule
4.14. There are no labor disputes currently subject to any written grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of Seller, threatened, with respect to any employee employed in the operation of the Business. Except as set forth on Schedule 4.14, and to Seller's Knowledge, Seller has complied with all provisions of Law pertaining to the employment of the employees of the Business.

           4.15 Intellectual Property.

                     (a) Except as set forth on Schedule 4.15, Seller owns, or possesses legally enforceable rights to use, free and clear of all Liens, all Intellectual Property used exclusively in the operation of the Business. --

                     (b) Except as set forth on Schedule 4.9, the operation of the Business, including, without limitation, the design, development, use, import, manufacture and sale of the products, technology and services of the Seller in the Business does not infringe or misappropriate the Intellectual Property of any other Person and there is no claim, notice, suit, demand or action of any nature, currently pending or, to the Knowledge of Seller, threatened, alleging unauthorized use, disclosure, infringement, misappropriation or other violation by Seller in the conduct of the Business of any Intellectual Property of any other Person.

                     (c) Seller has not entered into any arrangements granting exclusive rights in the Seller Intellectual Property to any Person. To the Knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property or breach of any agreement involving the Seller Intellectual Property and there are no pending, or to the Knowledge of Seller, threatened claims, suits, demands or actions of any nature affecting the Seller Intellectual Property. Seller has not brought any action, suit or proceeding or asserted any claim against any person or entity for interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property or breach of any license or agreement involving any Intellectual Property.

                     (d) There are no patents or patent applications, trademarks, tradenames, or copyrights of Seller used exclusively in the Business.

                     (e) Except as set forth on Schedule 2.5 at the Effective Time, Seller will have transferred to Buyer all Intellectual Property currently used exclusively in the operation of the Business.

           4.16. Inventory. To the Knowledge of Seller, the Inventory was acquired or produced and has been maintained in the ordinary course of the conduct of the Business. Except for inventory in transit to Seller, the Inventory is located on the Real Property. To the Knowledge of Seller, the Inventory on hand, including, without limitation, the mandrels used in the Business, is adequate to conduct the Business at Closing in a manner consistent with past practice and Seller's policies regarding the maintenance and depletion of Inventory.

           4.17. Accounts Receivable. To the Knowledge of Seller, all of the Accounts Receivable (subject to the reserves stated therein in accordance with GAAP), are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice. From May 31, 2001 through the date hereof, there has not been any material adverse change in the collectability of the Accounts Receivable, taken as a whole. The Accounts Receivable are not subject to any Liens other than Permitted Liens, claims, counterclaims, offsets or defenses arising in the ordinary course of business.

           4.18. Books and Records. To the Knowledge of Seller, the Books and Records accurately and fairly reflect the transactions and the assets and liabilities of Seller with respect to the Business.

           4.19. No Material Adverse Effect. To the Knowledge of Seller, except as set forth on Schedule 4.19, since May 31, 2001 there has not occurred (a) any Material Adverse Effect, (b) any material damage, destruction or loss of any kind with respect to the Purchased Assets not covered by valid and collectible insurance, (c) any material changes in terms of transactions between Seller and

Seller's Affiliates, (d) any sale, assignment, transfer, or acquisition (or any agreement so to do) of any material operating asset of the Business, or a cancellation of, or any agreement to cancel, any material debts or claims of the Business, except, in each case, in the ordinary course of business, (e) except as set forth in Schedule 4.12(c), any increase in the rate of compensation or benefits payable or to become payable by it to any Affected Employee over the rate being paid to such Affected Employee at December 31, 2000, other than increases in the ordinary course of business in accordance with past practices, or any agreement to do so, or (f) any termination or material amendment of, any Material Contract that has or is expected to result in a Material Adverse Effect.

           4.20. Major Customers or Distributors; Major Suppliers.

                     (a) Schedule 4.20(a) sets forth (a) the names of all customers of Seller that ordered goods and services from Seller with an aggregate value for each such customer of $15,000,000 or more during the twelve
(12) month period ended May 31, 2001, and (b) the amount for which each such customer was invoiced during such period. As of the execution of this Agreement and to the Knowledge of Seller no such customer has notified Seller that it (i) will materially reduce purchases of products from the Business, or (ii) has ceased, or will cease, to purchase products from the Business.

                     (b) Schedule 4.20(b) sets forth (a) the names of all suppliers from which the Business ordered raw materials, supplies, merchandise and other goods and services with an aggregate purchase price for each such supplier of $2,000,000 or more during the twelve (12) month period ended May 31, 2001, and (b) the amount for which each such supplier invoiced the Business during such period. To the Knowledge of Seller no such supplier has notified Seller that it (i) will materially reduce the amount of raw materials or equipment available for purchase by the Business, or (ii) has ceased, or will cease, to sell raw materials or equipment to the Business.

           4.21. Insurance. Seller has in place insurance policies with respect to the Purchased Assets, and all such policies are in full force and effect.

           4.22. Affiliate Transactions.

                     (a) Except as set forth in Schedule 4.9 or 4.22, to the Knowledge of Seller, no employee, officer, or director of Seller or Cargill or any Person controlled by any of the foregoing, (i) owns, directly or indirectly, in whole or in part, any Permits, real property, leasehold interests, or other property the use of which is necessary for the Business, (ii) has any claim or cause of action or any other action, suit, or proceeding whatsoever against, or owes any amount to Seller other than claims in the ordinary course of business, or (iii) is a party to any Contract or participates in any arrangement, written or oral, pursuant to which the Business provides to, or receives services of any nature from, any such Person, except as to any such individual in his capacity as an employee of the Business.

                     (b) To the Knowledge of Seller, Seller is not a party to any agreements that relate exclusively to the Business (i) among Cargill and Affiliates of Cargill or (ii) among Seller or Cargill, on the one hand, and a Third Party, on the other hand, in which the terms or conditions of such agreement or transaction are materially more favorable to Seller or Cargill or the Third Party than the terms and conditions that could be achieved in an arm's length agreement or transaction with a Third Party.

           4.23. Backlog. To the Knowledge of Seller, all outstanding customer or distributor purchase orders for products of the Business have been entered at prices and upon terms and conditions consistent with the normal practices of the Business. To the Knowledge of Seller and as of the execution of this Agreement, Seller has not been informed by any customer or distributor that any material order included in the Business's backlog is likely to be cancelled or terminated prior to its completion.

           4.24. Employees. As of the date of this Agreement, the Business has employees, including, without limitation, foremen level and above, sufficient to operate the Business in the ordinary course consistent with past practices. During the one-year period prior to the date hereof, other than changes in the ordinary course of operation of the Business consistent with past practices, no material changes have occurred in the workforce of the Business, including, without limitation, material employee terminations, employee transfers in or out, employee leasing arrangements, secondments, reallocations of duties and outsourcing of duties or functions.

           4.25. Derivative Contracts. Except as set forth on Schedule 4.25, to the Knowledge of Seller, Seller is not a party to any derivative and/or hedging contracts relating to the Business.

           4.26. Disclosure. To the Knowledge of Seller, no representation or warranty of Seller or Cargill contained in this Agreement (including the Exhibits and Schedules attached hereto) or any Ancillary Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not otherwise misleading.

           4.27 Disclaimer. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES BY SELLER IN THIS AGREEMENT AND SELLER IN THE ANCILLARY AGREEMENTS, SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. In particular, Seller disclaims any representation or warranty with respect to any information concerning the Business, Seller or any of its Affiliates not expressly represented and warranted to in this Agreement or the Ancillary Agreements, including, without limitation, (a) the information set forth in any information memoranda distributed by Merrill Lynch & Co., Inc. with respect to Seller and the Business, (b) except as expressly set forth in Section 4.5, the Business Financial Statements or any other financial projection or forecast relating to Seller or the Business, (c) the information included in the data room established by Seller or otherwise delivered to Buyer or its representatives, and (d) all verbal or written communications by Seller, employees thereof, or its representatives (including, without limitation, Merrill Lynch & Co., Inc.). In the absence of fraud, Buyer shall have no claim against Seller, and Seller shall have no liability to Buyer, with respect to any such disclaimed information. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT, BUYER IS ACQUIRING THE PURCHASED ASSETS ON AN "AS IS, WHERE IS" BASIS OTHER THAN FOR MANUFACTURERS' WARRANTIES, IF ANY, INCLUDED IN THE PURCHASED ASSETS.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Each of Buyer, jointly and severally represent and warrant to the Seller and to Cargill as follows:

           5.1 Existence, Good Standing, Residency. Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. LSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the assets owned, leased or operated by Buyer or the conduct of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of each Buyer.

           5.2 Due Authorization. LSS and Star have all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which each is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate actions or proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement and by Buyer of the Ancillary Agreements to which each is a party or the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Ancillary Agreements to which each is a party. This Agreement constitutes, and upon execution and delivery thereof (assuming due execution and delivery thereof by all other parties thereto) the Ancillary Agreements to which Buyer is a party will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect creditors' rights generally; or (b) principles of equity including legal or equitable limitations on the availability of specific remedies.

           5.3 Consents. Other that Hart-Scott-Rodino approvals or receipt of any required stockholder approvals, no Consent of any Person not a party to this Agreement or any Governmental Authority (other than in connection with Permits) is required in connection with the execution, delivery and performance of this

Agreement and the Ancillary Agreements by Buyer, or the consummation of the transaction contemplated hereby or thereby.

           5.4 Absence of Conflicts. Neither the execution and delivery of this Agreement nor any of the Ancillary Agreements to which Buyer is a party nor the consummation of any of the transactions contemplated hereby or thereby will violate, conflict with, or result in a breach of the terms, conditions or provisions of:

                     (a) The charter, by-laws or other organizational documents of Buyer;

                     (b) Any judgment, decree or order of any Governmental Authority to which Buyer is a party or by which Buyer is bound; or

                     (c) Any requirements of Laws affecting Buyer.

           5.5 [Reserved]

           5.6 Litigation. As of the date of this Agreement there is no Litigation of any nature pending or, to the Knowledge of Buyer, threatened against Buyer by or before any Governmental Authority or by or on behalf of any Third Party which questions or challenges the validity of this Agreement or any Ancillary Agreements or any of the transactions contemplated hereby or thereby or which, if adversely determined, would adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

           5.7 Brokers. Other than Goldman Sachs & Company, Buyer has not used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any of its Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Buyer in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                                   ARTICLE VI
                               COVENANTS OF SELLER

           Seller and Cargill, jointly and severally, hereby covenant with Buyer as follows:

           6.1 Conduct of Business. Except as otherwise contemplated by this Agreement, and except as otherwise consented to by Buyer (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing Date, Seller shall and Cargill shall cause Seller to conduct the Business in the usual and ordinary course in accordance with past practice including, without limitation, the maintenance of inventory levels, the payment of Accounts Payable and compliance with Seller's product warranty policies, and Seller shall and Cargill shall cause Seller to use commercially reasonable efforts, consistent with Seller's current business practices, to preserve the goodwill of the Business, including to preserve its current relationships with customers, suppliers, agents and employees of the Business; provided, that nothing in this
Section 6.1 shall require Seller to make any capital expenditures other than budgeted capital expenditures, above and beyond routine maintenance and repair.

The parties understand and acknowledge that the matters referred to in this
Section 6.1 may be adversely affected by the public announcement of the transactions contemplated hereby, and any such adverse effect shall not be considered a breach of this covenant by Seller or Cargill.

           6.2 Negative Covenants Relating to Conduct of the Business. Except as otherwise contemplated by this Agreement, and except as consented to by Buyer (which consent shall not be unreasonably withheld or delayed) from the date hereof until the Closing Date, Seller shall not, and Cargill shall cause Seller not to, with respect to the Business:

                     (a) Enter into, terminate or amend in any material respect any Material Contract except in the ordinary course of business and except for such amendments to the Material Contracts, the effect of which could reasonably be expected to be advantageous to the Business;

                     (b) Other than pursuant to this Agreement, sell, lease or otherwise dispose of any of the Purchased Assets except (i) pursuant to existing Contracts or commitments, or (ii) sales of Inventory in the ordinary course of business.

                     (c) Increase the rate of compensation of, or pay or agree to pay any benefit to, its directors, officers or employees, except in the ordinary course of business or as may be required by the terms of any existing Employee Plan, agreement or arrangement;

                     (d) Enter into, adopt or amend any Employee Plan, or employment or severance agreement affecting the Business, except in the ordinary course of business;

                     (e) Incur any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

                     (f) Sell, transfer, lease to others, encumber or otherwise dispose of any of the Purchased Assets, except in the ordinary course of business, or forgive, cancel or compromise any material debt or material claim, or intentionally waive or release any material right of substantial value;

                     (g) Make any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor;

                     (h) Make any prepayment of any accounts payable, delay payment of any trade payables or other obligations other than in the ordinary course of business consistent with past practice, or make any other cash payments other than in the ordinary course of business;

                     (i) Fail to maintain all of the tangible Purchased Assets in normal operating repair, working order and operating condition, in accordance with its usual and customary maintenance schedule and practices, subject to ordinary wear and tear;

                     (j) Acquire any assets that would constitute Purchased Assets except in the ordinary course of business;

                     k) Change any accounting policies or principles of Seller or the methods of applying such policies or principles; or

                     (l) Agree, whether in writing or otherwise, to do any of the foregoing.

           6.3 Delivery of Monthly Financial Reports. For the month of June 30, 2001 and for each full calendar month thereafter until the Closing, Seller shall provide Buyer with an unaudited balance sheet and statement of earnings with respect to the Business. Such monthly statements will be prepared in such manner as they are customarily prepared by Seller in the ordinary and normal course of business, with such statements to be provided by Seller to Buyer within 20 days following the end of each respective monthly period, together with current backlog and Accounts Receivable aging.

           6.4 Post-Closing Confidentiality. The Confidentiality Agreement shall terminate as of the Closing Date. For a period of five years after the Closing Date and except as otherwise required by Law, each Party to this Agreement shall and shall cause their respective officers, directors, employees, agents and representatives to hold in confidence (and not disclose to any Person other than its authorized representatives) (a) any proprietary or other confidential and non-public information regarding the Buyer or the Seller disclosed to the other in connection with the negotiation or preparation of this Agreement; and (b) the nature or resolution of any disputes arising hereunder after the Closing; provided, however, the confidential and non-public information shall not include any information publicly known through no fault of the covenanting party. Seller and Cargill shall and shall cause their respective officer, directors, employees, agents and representatives to hold in confidence any proprietary or other confidential non-public information relating to the Purchased Assets or the Business that remains in the possession of the Seller or Cargill after the Closing Date, except for disclosures which may be necessary in connection with the proposed sale by Seller or its Affiliates of their steel related business assets (other than the Business) to Third Parties who have agreed in writing to keep such information confidential and to use such information solely for the purpose of evaluating such potential transaction with Seller or in connection with the consummation of this transaction or the management and resolution of any retained or Excluded Obligations relating to the Business.

           6.5 Financial Disclosure. Seller hereby consents to the inclusion of the Business Financial Statement in any required filing of the Buyer made with the Securities and Exchange Commission.

                                   ARTICLE VII
                          COVENANTS OF BUYER AND SELLER

           7.1 HSR Act Notification; Other Consents.

                     (a) Each of Buyer and Seller shall cause to be filed as promptly as practicable with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated by this Agreement, the Ancillary Agreements and the agreements, documents and instruments contemplated herein and therein and shall use reasonable best efforts to provide any supplemental information that may be reasonably requested in connection therewith, which notification and report form and supplemental information will comply with the requirements of the HSR Act. The filing fee shall be borne by Buyer.

                     (b) As promptly as practicable following the date hereof the Seller shall use commercially reasonable efforts to obtain the Consents of all Third Parties required in connection with the consummation of the transactions contemplated hereby; and ) to disclose to Buyer any of the Purchased Contracts that are subject to confidentiality or non-disclosure limitations. Seller and Buyer will coordinate and cooperate with each other in exchanging information and assistance in connection with obtaining such Consents and in making all filings or notifications necessary to transfer any Permits to Buyer, or in connection with any applications for new Permits relating to the Business.

           7.2 Tax Matters.

                     (a) At the Closing, or as soon as practicable thereafter, all state and local real and personal property Taxes and assessments ("Property Taxes") which are past due or have become due and payable in the normal course of business upon any of the Purchased Assets on or before the Effective Time will be paid by Seller together with any penalty or interest thereon. All Property Taxes imposed by any Tax authority with respect to the Purchased Assets that are due and payable with respect to a Taxable period beginning before the Effective Time and ending after the Effective Time (taking into account whether such Property Taxes are payable in advance or in arrears) shall be apportioned between (i) the period beginning before and ending at the Effective Time (the "Pre-Transfer Period") and (ii) the period beginning on the day immediately after the Effective Time and ending on the last day of the relevant Taxable period (the "Post-Transfer Period"). In performing such apportionment, all Property Taxes shall be prorated on the assumption that an equal amount of Property Tax applies to each day of the relevant Taxable period regardless of how installment payments are billed or made. Seller shall be liable for all such Property Taxes apportioned to the Pre-Transfer Period. Buyer shall be liable for all such Property Taxes apportioned to the Post-Transfer Period.

                     (b) At the Closing, or as soon as practicable thereafter, the party responsible for Property Taxes shall pay to the other party the amount of any Property Taxes for which the party responsible for the Property Taxes is liable under Section 7.2(a). The responsible party shall pay all Property Taxes which become due and payable after the Effective Time with respect to a Taxable period beginning before the Effective Time and ending after the Effective Time.

                     (c) After the Closing Date, Seller shall make available to Buyer and its representatives such records as Buyer may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Buyer and such records as Buyer may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form, in each case relating to the Business. Seller agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) the Taxes referred to in Section 7.2(a).

                     (d) At or before Closing, Seller shall certify to Buyer, in the form prescribed by Treasury regulations under Section 1445 of the Code, that Seller is not a foreign Person within the meaning of Section 1445 of the Code and the Treasury regulations thereunder.

           7.3 Access to Information, Inspections; Confidentiality.

                     (a) During the period from the date of this Agreement through the Closing Date, Seller will give Buyer and its authorized representatives reasonable access during regular business hours and upon reasonable notice, to all plants, office, warehouses, facilities, employees and Books and Records of Seller relating to the Business as they may reasonably request.

                     (b) Seller and Buyer will jointly through legal counsel retain a mutually agreed-upon environmental consultant (the "Environmental Consultant"), at Buyer's expense, to conduct an environmental audit regarding the Real Property . The environmental audit shall consist of a Phase I environmental audit and, if requested by the Parties, a Phase II environmental audit (collectively, the "Environmental Audit"). The Phase I environmental audit shall consist of a non-intrusive Phase I environmental audit, including a regulatory compliance review. Upon conclusion thereof, the Environmental Consultant shall be directed by the Parties to prepare and deliver a draft written environmental report in customary form and substance, which shall identify areas of potential concern (the draft "Phase I Report"). The draft Phase I Report shall be completed no later than 20 days following the date of this Agreement.

                     (c) Buyer and Seller shall consult with each other and the Environmental Consultant promptly upon receipt of the draft Phase I Report and shall in any event within 10 days after receipt of the draft Phase I Report determine jointly whether to request a Phase II environmental audit. If requested, such Phase II environmental audit shall be conducted with respect to any areas of potential concern identified in the draft Phase I Report. The Parties, in consultation with the Environmental Consultant, shall mutually agree upon the scope of work for the Phase II environmental audit. The Phase II environmental audit, if requested, shall be completed as promptly as practicable and in any event no later than 60 days following the date of this Agreement. Upon the conclusion thereof, the Environmental Consultant shall be directed by the Parties to prepare and deliver a draft written environmental report presenting in customary form and substance the results of the Phase II environmental audit (the draft "Phase II Report").

                     (d) Upon completion of the draft Phase II Report, or if the Parties did not request a Phase II environmental audit, the draft Phase I Report, the Environmental Consultant shall prepare and deliver a draft written environmental report ("Draft Environmental Report") setting forth (i) the draft Phase I Report and, if prepared by the Environmental Consultant, the draft Phase II Report; (ii) all Environmental Conditions identified in the Environmental Audit; and (iii) reasonable estimated costs of remediating or correcting any such Environmental Conditions (consistent with the Lowest Cost Response) ("Environmental Remedial Costs"). The Environmental Consultant shall be directed by the Parties to provide the Draft Environmental Report to Seller and Buyer as promptly as practicable but in no event later than 10 days after completion of the draft Phase II Report or if the Parties did not request a Phase II environmental audit, 20 days after the draft Phase I Report. Buyer and Seller shall have the opportunity to comment on the Draft Environmental Report and shall provide any comments to the Environmental Consultant and each other within 10 days after the receipt of such draft report. The Parties shall cooperate and use best efforts to resolve any inconsistent comments or disputes concerning the Draft Environmental Report as expeditiously as possible. To the extent the Parties cannot resolve any such disputes within 10 days after the Parties' exchange of comments, the Environmental Consultant shall resolve such disputes based on its best professional judgment, consistent with this Agreement. The Parties shall direct the Environmental Consultant to issue the Final Environmental Report no later than 10 days after receipt of the Parties' comments, or such other date mutually agreed by the Parties.

                     (e) Buyer and Seller shall have the right to: (i) receive copies of all reports generated in the course of the Environmental Audit; (ii) receive and comment on any reports or other documents prepared by the Environmental Consultant in draft form; and (iii) jointly participate in all substantive telephone calls or meetings with the Environmental Consultant; provided, however that any and all information in any such report or document shall be treated as confidential information subject to the Confidentiality Agreement. Buyer shall coordinate the Environmental Audit with Seller and Seller shall cooperate with Buyer in undertaking the Environmental Audit. The Environmental Audit shall not unreasonably interfere with Seller's operation of the Real Property. Buyer shall indemnify Seller from any Losses directly caused by the Phase II environmental audit. A Seller representative shall be present at all site visits and inspections and Buyer's representatives shall, at all times while on the premises of Seller, comply with all directions and requests relating to safety, security and confidentiality.

                     (f) Until Closing, Buyer will hold and will cause its Affiliates, consultants and advisors to hold any information which they receive in connection with the transactions contemplated by this Agreement in strict confidence in accordance with and subject to the terms of the Confidentiality Agreement.

                     (g) Buyer shall, at and after the Closing Date, afford promptly to Seller and its respective agents reasonable access during normal business hours, upon due notice, to the properties, employees and Books and Records of the Business, to the extent reasonably necessary to permit Seller to determine any matter relating to or arising during any period ending on or before the Closing Date. If Buyer proposes to destroy or otherwise dispose of any records relating to the Business on or before the 10th anniversary of the Closing Date, other than in the ordinary course of business, consistent with its document retention policy, Buyer shall first notify Seller in writing, and afford Seller the opportunity, for a period of at least ninety (90) days following the date of such notice, to take custody of such records or make extracts therefrom or copies thereof.

                     (h) Seller shall, at and after the Closing Date, afford promptly to Buyer, and its respective agents reasonable access during normal business hours, upon due notice, to the employees and Books and Records of the Business, to the extent reasonably necessary to permit Buyer to determine any matter relating to or arising during any period ending on or before the Closing Date, including the Litigation assumed by Buyer (provided that the parties take any actions deemed appropriate to maintain any attorney client privilege). If Seller proposes to destroy or otherwise dispose of any records relating to the Business on or before the 10th anniversary of the Closing Date, other than in the ordinary course of business, consistent with its written document retention policy, Seller shall first notify Buyer in writing, and afford Seller the opportunity, for a period of at least ninety (90) days following the date of such notice, to take custody of such records or make extracts therefrom or copies thereof.

           7.4 Title Commitment and Survey. (a) As evidence of title to the Owned Real Property and the Leased Real Property, Seller will cause to be prepared and delivered to Buyer, as soon as reasonably practicable after execution of this Agreement, the following:

                     (i) in respect of each parcel of Owned Real Property, a commitment from Chicago Title Insurance Company (the "Title Company") to issue to Buyer at Closing an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy), in such amount as Buyer reasonably may determine to be the fair market value of such Owned Real Property (including all improvements located thereon), insuring title to such Owned Real Property in Buyer as of the Closing subject only to Permitted Encumbrances;

                     (ii) with respect to all Leased Real Property used in the operation of the Business and assigned to Buyer hereunder, if available, a commitment from the Title Company to issue to Buyer at Closing an ALTA Leasehold Lessee's Policy of Title Insurance -- 1987 (or equivalent policy), insuring title to the leasehold or subleasehold estate to be in Buyer as of the Closing subject only to Permitted Encumbrances;

                     (iii) Each title insurance policy delivered pursuant to the commitments required under subsection (i) and, if available, subsection (ii) above shall: (A) insure title to the Real Property and all recorded easements benefiting such Real Property; (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies; (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent); (D) contain an endorsement insuring that the Real Property described in the title insurance policy is the same real estate as shown on the Survey (as hereinafter defined) delivered with respect to such property; (E) contain an endorsement insuring that each street adjacent to the Real Property is a public street and that there is direct and unencumbered access to such street from the Real Property; and (F) contain such other endorsements as may be required by Buyer's lender(s) providing the Committed Financing. The cost of such title insurance (including premiums) will be borne by Buyer.

                     (b) Seller shall deliver to Buyer, as soon as practicable after the date hereof, any survey with respect to each Owned Real Property currently in the possession of Seller or its Affiliates. At Closing, with respect to each parcel of Real Property and as to which a title insurance policy is to be procured pursuant hereto, if the survey, if any, delivered by Seller is inadequate to remove the survey exception on the title insurance, or otherwise at Buyer's option, Buyer may, at its expense, obtain a current ALTA survey of the Real Property (the "Survey"), prepared by a licensed surveyor, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads, which survey shall not disclose any material survey defect or encroachment from or onto the Real Property which has not been cured or insured over prior to the Closing.

           7.5 Motor Vehicles. Seller shall take all actions and prepare all documents necessary to effect the transfer to Buyer of all motor vehicle licenses and registrations pertaining to automobiles, trucks and other motor vehicles of whatever kind used in the Business in compliance with the motor vehicle registration, licensing and other applicable Laws of any jurisdictions where such motor vehicles are registered or licensed. All transfer taxes related to the sale of motor vehicles in connection with the consummation of the transactions contemplated hereby shall be borne by Buyer.

           7.6 Taxes. Buyer shall pay all value-added and similar Taxes with respect to the Business and the Purchased Assets except to the extent that Buyer as a matter of Law would not be able to recover such Taxes from the appropriate Governmental Authority, in which case, upon written notice by Buyer to Seller, Seller shall pay one-half of such value added and similar Taxes to Buyer. Buyer and Seller shall share equally all sales, use, stamp, transfer, registration, and similar Taxes, but excluding income and capital gains Taxes of Seller, which may become due and payable and are required to be paid in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Buyer and Seller shall share equally all fees in the nature of recording, filing, transfer and other similar fees (and the fees and costs of any agent retained to effect any such recordations, filings or transfers) required to be paid in connection with the transfer of the Purchased Assets and the assumption of the Assumed Obligations pursuant to this Agreement, any Ancillary Agreement or any agreement, document or instrument contemplated herein or therein.

           7.7 Additional Tax Matters.

                     (a) Buyer shall promptly notify Seller in writing upon receipt by Buyer or any Affiliates thereof, of notice of any pending or threatened Tax liabilities which relate to any period prior to the Effective Time. Seller shall have the sole right to control any Tax audit or administrative or court proceeding with respect to Taxes for periods ending on or prior to the Effective Time and Buyer agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any said proceeding. After the Closing Date, Buyer shall make available to Seller such records as Seller may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms, and the preparation and defense of any audit or administrative or court proceeding. All refunds of Taxes paid by Seller or Seller's Affiliates shall be for the account of Seller. Buyer shall take such actions as reasonably requested by Seller to obtain such refunds and shall deliver to Seller any such refunds immediately upon receipt thereof. All refunds of Taxes paid by Buyer or Buyer's Affiliates shall be for the account of Buyer.

                     (b) Seller shall be responsible for (and shall indemnify and hold Buyer and the Affiliates of Buyer that own and/or operate the Business and/or the Purchased Assets harmless from and against) all Taxes with respect to the Business and the Purchased Assets regardless of when due and payable, (i) with respect to all taxable periods ending on or prior to the Effective Time,
(ii) with respect to all taxable periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Effective Time and (iii) with respect to any Taxes for which Seller is liable under Sections 7.2 and 7.7. Notwithstanding any other provision of this Agreement, Seller shall have no obligation to indemnify Buyer or Buyer Group for any Taxes (including as a result of a breach of the representation contained in Section 4.8) except as provided in these Sections
7.2 and 7.7.

                     (c) Buyer and the Affiliates of Buyer that own and/or operate the Business and/or the Purchased Assets shall be responsible for (and shall indemnify and hold Seller harmless from and against) all Taxes with respect to the Business and the Purchased Assets, regardless of when due and payable, (i) with respect to all taxable periods beginning after the Effective Time, and (ii) with respect to all taxable periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such periods commencing after the Effective Time and (iii) with respect to any Taxes for which Buyer is liable under Section 7.7.

                     (d) Indemnification under this Section 7.7 shall be subject to the procedures set forth in Section 13.4 through Section 13.7.

           7.8 Bulk Sales Compliance. Buyer and Seller waive compliance with the provisions of any applicable statutes relating to bulk transfers or bulk sales. Seller shall indemnify, hold harmless and defend Buyer from and against any and all Losses which it may sustain by reason of the parties' failure to comply with such bulk transfer or bulk sales provisions.

           7.9 No Solicitation. During the term of this Agreement, neither Seller nor any Affiliate of Seller or any Person acting on their behalf shall solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the Business or all or any portion of the Purchased Assets.

           7.10 Committed Financing. Buyer has secured and executed letters of commitment from Goldman Sachs Credit Partners L.P. (the "Committed Financing"), dated as of August 16, 2001, copies of which have been delivered to Buyer, for amounts, which together with the Stock Offering, will be sufficient to enable Buyer to consummate the transactions contemplated hereby. The Commitment Letters are in full force and effect on the date hereof, have not been modified by the parties thereto, and reflect the entire agreement of Buyer and Goldman with respect to such financing. Buyer shall act in good faith to comply with its obligations under the terms of the Committed Financing and to finalize the Stock Offering (subject to the fiduciary obligations of its board of directors under Delaware law) on an expeditious basis. If all or any portion of the Committed Financing is terminated by Goldman, unless Buyer has replaced the terminated portion with financing from its senior secured lender, Buyer shall provide prompt written notice to Seller and shall have 15 Business Days from the date of such notice to seek and secure an alternate funding source as evidenced by a signed commitment letter, with terms evidencing Buyer's ability to obtain the funds necessary to close this transaction. If Buyer is unable to secure alternate funding within the time period provided above, Seller shall have the right to terminate this Agreement pursuant to Section 12.1(f).


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

           The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver by Buyer (to the extent permitted by applicable Law) of the following conditions precedent on or before the Closing Date:

           8.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained herein and in any certificate or other writing delivered by Seller pursuant to this Agreement or the Ancillary Agreements (a) that are not qualified as to materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true in all respects, accurate and correct in all material respects on and as of such specified date), and (b) that are qualified as to materiality or Material Adverse Effect shall be true at and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true, accurate and correct in all material respects on and as of such specified date), with only such exceptions (for this purpose disregarding any qualification as to materiality or Material Adverse Effect) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Buyer shall have received a certificate signed by an executive officer of Seller to the foregoing effect.

           8.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

           8.3 Hart-Scott-Rodino; Governmental Authorities. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent the consummation of each of the transactions contemplated by this Agreement and the Ancillary Agreements.

           8.4 Consents. Buyer and Seller, as the case may be, shall have received, each in form and substance satisfactory to Buyer, all Third Party Consents necessary to transfer all Material Contracts to Buyer.

           8.5 No Injunctions. There shall not be in effect any temporary restraining order, preliminary injunction, injunction or other pending or threatened action by any Third Party or any order of any court or Governmental Authority restraining or prohibiting the Closing of the transactions contemplated by this Agreement or the Ancillary Agreements.

           8.6 Deliveries. Seller shall have made, or be prepared to make at the Closing, all of the deliveries set forth in Section 11.2.

           8.7 Title and Survey. Buyer shall have received the commitments for title insurance described in Section 7.4 and the Survey (as defined in Section 7.4).

           8.8 No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in a Material Adverse Effect.

           8.9 Committed Financing. Buyer shall have received funds pursuant to the Stock Offering and Committed Financing or from substitute sources in the same aggregate amount and on terms not substantially less favorable than those set forth in the commitment letters.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

           The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by Seller of the following conditions precedent on or before the Closing Date:

           9.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein and in any certificate or other writing delivered by Buyer pursuant to this Agreement or the Ancillary Agreements (a) that are not qualified as to materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true in all respects, accurate and correct in all material respects on and as of such specified date), and (b) that are qualified as to materiality or Material Adverse Effect shall be true at and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true, accurate and correct in all material respects on and as of such specified date), with only such exceptions (for this purpose disregarding any qualification as to materiality or Material Adverse Effect) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

           9.2 Compliance with Agreements and Covenants. Buyer shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

           9.3 Hart-Scott-Rodino. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent the consummation of each of the transactions contemplated by this Agreement and the Ancillary Agreements.

           9.4 Consents. Buyer and Seller, as the case may be, shall have received, each in form and substance satisfactory to Seller, all third party Consents necessary to transfer all Material Contracts to Buyer.

           9.5 No Injunctions. There shall not be in effect any temporary restraining order, preliminary injunction, injunction or other order of any court or Governmental Authority restraining or prohibiting the Closing of the transactions contemplated by this Agreement and the Ancillary Agreements.

           9.6 Deliveries. Buyer shall have made, or be prepared to make at the Closing all of the deliveries set forth in Section 11.3.


                                    ARTICLE X
                           EMPLOYEES AND BENEFIT PLANS

           10.1 Offer of Employment. Within ten (10) days after the date of this Agreement, Seller shall provide Buyer with a list of all Affected Employees. As of the Closing Date, Seller will terminate the employment of all of the Affected Employees. Not more than thirty (30) days after the signing of this Agreement, and subject to Section 10.4, Buyer will offer employment, effective as of the Effective Time, to all persons who are Affected Employees on the day immediately preceding the Closing Date (including persons on vacation, temporary layoff, approved leave of absence, sick leave, Family Medical Leave under the Family Medical Leave Act or short-term disability) but excluding, at Buyer's option, Affected Employees on long-term disability under Seller's Long-Term Disability Plan ("Excluded Employees"). Each Affected Employee who accepts any such offer of employment shall be referred to herein as a "Transferred Employee." The offer of employment, including, without limitation, wages, salaries and benefits, shall be upon substantially the same or better terms and conditions as those under which the Transferred Employees were employed immediately prior to the Closing Date; provided however, that Buyer shall not be obligated to establish an employee stock ownership plan ("ESOP"), any pension or post-retirement health plan in order to comply with the foregoing. Except as limited above, for a period of twelve (12) months immediately following the Closing Date, Transferred

Employees shall be provided total compensation and benefit packages that are substantially comparable in the aggregate to those provided to them immediately preceding the Closing Date.

           10.2 Severance Benefits.

                     (a) Buyer shall pay as and when due, if applicable, and shall defend, indemnify and hold harmless Seller from and against, all severance obligations to Affected Employees (excluding Excluded Employees) not offered employment with Buyer.

                     (b) In the event that, during the twelve (12) month period immediately following the Closing Date, the employment of a Transferred Employee is terminated by Buyer "without cause" (in accordance with the terms of Buyer's written policies, as applicable (for the purposes of this Agreement, reductions in force, job eliminations and the refusal of a Transferred Employee to relocate shall not constitute a "for cause" termination), such Transferred Employee will be entitled to receive from Buyer severance pay as calculated at the time of termination under Seller's severance policy or plan as in effect on the date hereof (which benefits shall be paid in the form of salary continuation). Any Transferred Employee terminated "without cause" by Buyer within said twelve month period, will be entitled to continued coverage under Buyer's welfare and pension benefit plans, as applicable, during such Severance Period.

           10.3 Vacation. Seller agrees to be solely responsible and liable for all earned and, as applicable, accrued or banked vacation for all Transferred Employees and hereby agrees to provide a cash payment to all such Transferred Employees in an amount equal to the cash equivalent of all earned and, as applicable, accrued or banked vacation based upon the Transferred Employee's wage or salary on the day prior to the Closing Date. After the Closing Date, Buyer shall be responsible for any vacation of all Transferred Employees.

           10.4 Benefits.

                     (a) Effective as of the Closing Date, Buyer shall give past service credit to all the Transferred Employees for purposes of determining vesting, eligibility under all employee benefit programs, including, without limitation, pension, vacation, severance, bonus, incentive, compensation and employee welfare benefit plans of Buyer, with the sole exception of benefit accruals for pension and profit sharing plans, except as otherwise stated in this Section 10.4(a), equal to that which such Transferred Employees were credited with by Seller as of the Closing Date for service with Seller or any predecessor employer.

                     (b) Seller shall retain all assets in the pension and retirement funds of Seller, and shall distribute pension and retirement benefits which the Transferred Employees shall become entitled to receive from Seller in accordance with the applicable plan document and the Transferred Employees' election as applicable.

                     (c) Seller will retain all Incentive Savings Plan (401(k) plan) benefits held in the name of Transferred Employees, if any, unless otherwise directed by a Transferred Employee. Buyer agrees to accept qualified direct and indirect rollovers from Seller's Incentive Savings Plan.

                     (d) Welfare benefit plan coverage of Seller for Transferred Employees will cease as of the Closing Date and welfare benefit plan coverage will immediately commence under Buyer's plans for Transferred Employees. Seller shall be solely responsible for any continuation coverage required by COBRA for those terminated employees of Seller who are not Transferred Employees. To the extent permitted under any applicable plan, Buyer shall waive all pre-existing conditions, limitations or exclusions and waiting periods for the Transferred Employees under all pension, profit sharing, employee welfare plans and fringe benefits programs of Buyer, including, without limitation, vacation, bonus and other incentive programs. As of the effective date of a Transferred Employee's enrollment, the welfare benefit plans of Buyer shall be responsible for all coverage on a claims incurred basis.

           10.5 Termination Notice Obligations/WARN Act Notification. The Buyer shall be responsible for sending timely and appropriate notices to all persons required under all applicable Laws relating to plant or facility closings or otherwise regulating the termination of employees.

           10.6 Employment-Related Indemnification.

                     (a) The Buyer shall indemnify and hold harmless Seller for any employment-related Losses relating to the Transferred Employees that arise out of actions taken by Buyer after the Effective Time. Specifically, Buyer shall indemnify, defend and hold harmless Seller and Seller Group from all Losses arising out of (i) the failure of Buyer to make a comparable offer of employment to an Affected Employee (other than an Excluded Employee), (ii) Buyer's employment, or termination of employment, on or after the Effective Time, of any Transferred Employee, (iii) any claim made by any Transferred Employee that he did not receive from Buyer, during the 12-month period after the Closing (a) substantially the same wage or salary as he received from Seller immediately prior to the Closing Date (or severance benefits pursuant to Section 10.2(b)) and/or (b) Employee Benefits that are substantially similar in the aggregate to those which he/she previously received from Seller immediately prior to the Closing (other than participation in ESOP, pension, or post retirement health plan), (iv) any claim made by any Transferred Employee based on any agreement between such employee and the Buyer, (v) Buyer's failure to provide notices under applicable Laws relating to plant or facility closings after the Closing Date, (vi) any breach of any covenant in this Article X; and
(vii) any action taken by Buyer after the Effective Time in reliance on personnel information provided by Seller prior to Closing.

                     (b) Seller shall indemnify and hold harmless Buyer from (i) any employment-related Losses relating to Affected Employees and other than those set forth on Schedule 4.10, that arise out of actions taken by Seller or its Affiliates at or prior to the Closing Date, including the employment and/or termination of such Affected Employee by Seller or its Affiliates at or prior to the Closing Date, (ii) any claim made by any Affected Employee based on any agreement between such Affected Employee and Seller or its Affiliates (other than Purchased Contracts) and (iii) any breach by Seller of its covenants under this Article X. (c) Indemnification under this Section 10.6 shall be subject to the procedures set forth in Section 13.4 through Section 13.7. 10.7 Employee Records. Seller shall make available to Buyer personnel records for each of the Transferred Employees (other than medical records) containing names, Social Security numbers, performance ratings and evaluations, disciplinary actions, dates of birth, date of hire, number of hours worked each calendar year and salary histories. 10.8 Liabilities Under Benefit Plans and Buyer's Plans. Except as specifically provided herein, Seller shall retain all, and Buyer shall not assume and shall not be deemed to have assumed any, liability or responsibility for obligations or liabilities under, with respect to or arising in connection with any of Seller's Employee Plans, and Buyer shall have all, and Seller shall not assume and shall not be deemed to have assumed any liability or responsibility for obligations or liabilities under, with respect to or arising in connection with any of Buyer's Employee Plans put in place after the Closing.


                                   ARTICLE XI
                                     CLOSING

           11.1 Closing. The Closing shall take place at Seller's offices in Minneapolis, Minnesota, at 9 a.m. within 5 Business Days following the satisfaction or waiver of the closing conditions set forth in Articles VIII and
IX. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." The Closing shall be effective as of the Effective Time.

           11.2 Deliveries by Seller. At or prior to the Closing, Seller shall deliver to Buyer the following, each dated the Closing Date and duly executed by
Seller:

                     (a) One or more Assignment and Assumption Agreements, together with special warranty deeds for each parcel of Owned Real Property, bills of sale and other conveyance documents (collectively, the "Conveyance Documents") with respect to tangible property included in the Purchased Assets, in form reasonably acceptable to Buyer;

                     (b) Possession of the Purchased Assets, including, without limitation, the Real Property Leases, the Personal Property Leases and all other Purchased Contracts listed in any schedule hereto;

                     (c) Certificates of title for all vehicles included in the Purchased Assets, duly endorsed for transfer to Buyer;

                     (d) Other instruments of transfer reasonably required by Buyer to evidence the transfer of the Purchased Assets to Buyer and consummation of the transactions contemplated hereby, including assignments with respect to any transferred Intellectual Property to be registered, recorded or filed with any Governmental Authority, in a form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by Seller;

                     (e) An officer's certificate, dated the Closing Date, of Seller certifying as to the compliance by Seller with Sections 8.1 and 8.2;

                     (f) A certificate of the Secretary of Seller certifying resolutions of the board of directors of Seller approving and authorizing the execution, delivery and performance of this Agreement by Seller and the Ancillary Agreements to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller);

                     (g) Preliminary Price Allocation pursuant to Section 3.3 substantially in the form set forth in Exhibit C;

                     (h) The Non-Competition Agreement;

                     (i) The Transition Services Agreement;

                     (j) The Trademark License Agreement;

                     (k) A correction deed to deliver insurable title and ALTA or TLTA survey on the Owned Real Property described as Tract I on Schedule 2.1(d); and

                     (l) Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

           11.3 Deliveries by Buyer. At the Closing, Buyer shall make the payment described in Section 3.1 and shall deliver to Seller the following, each dated the Closing Date and duly executed by Buyer:

                     (a) One or more Assignment and Assumption Agreements;

                     (b) An officer's certificate, dated the Closing Date, of Buyer, certifying as to compliance by Buyer with Sections 9.1 and 9.2;

                     (c) A certificate of the Secretary of Buyer certifying resolutions of the boards of directors of Buyer approving and authorizing this Agreement by Buyer and the Ancillary Agreements to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer);

                     (d) Preliminary Purchase Price Allocation pursuant to
Section 3.3, substantially in the form set forth in Exhibit C;

                     (e) The Non-Competition Agreement; and

                     (f) Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.


                                   ARTICLE XII
                                   TERMINATION

                     12.1 Termination. This Agreement may be terminated at any time on or prior to the Closing:


                     (a) By the mutual written agreement of Seller and Buyer;

(b) By Seller or Buyer if the Closing shall not have taken place on or before December 15, 2001, except in the event the closing conditions contained in
Section 8.3 and 9.3 are the only conditions that have not been satisfied, in which case, this date shall be extended to February 1, 2002 (assuming all other conditions remain satisfied).

                     (c) By Seller or Buyer, if any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

                     (d) By Buyer or by Seller if a material breach of any provision of this Agreement (other than Articles IV and V) has been committed by the other party and such breach has not been cured within fifteen (15) days after the notice of such breach provided that such breach has not been waived by the non-breaching party.

                     (e) By Seller if the Environmental Remedial Costs set forth in the Final Environmental Report exceed $20,000,000.

                     (f) By Seller if Buyer fails to meet its obligations under
Section 7.10.

                     (g) By Buyer if Seller withholds its consent to the Phase II Environmental Audit as contemplated by Section 7.3.

           In the event of any termination pursuant to this Section 12.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party.

           12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 6.4, Section 12.3, Article XIV and Sections 15.2, 15.9, 15.14 and 15.15 which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement.

           12.3 Termination Fee. If this Agreement is terminated pursuant to
Section 12.1(f), Buyer shall pay Seller as liquidated damages and not as a penalty, the sum of Ten Million Dollars ($10,000,000) ("Termination Fee"). The parties agree that the damages that Seller would incur as a result of such termination would be difficult to estimate with precision, but that the amount provided for in this Section 12.3 is a fair and reasonable estimate of such damages and shall be in lieu of all claims, costs, losses and liabilities arising from such termination. The Termination Fee shall be paid no later than five Business Days after notice of termination has been issued by Seller. The Termination Fee shall be made by wire transfer of immediately available funds to an account designated by Seller.

                                  ARTICLE XIII
                                 INDEMNIFICATION

           13.1 Survival; Remedy for Breach. The representations, warranties, covenants contained in this Agreement, and indemnity obligations contained in
Section 13.2(a)(i), (ii) and (iii) shall survive for limitation purposes only, until the twelfth month anniversary of the Closing Date except that the title representation contained in Section 4.6(a), (b) and (d) which shall survive until the fourth anniversary of the Closing Date. The indemnification obligation under Section 13.2(a)(iv) shall survive for limitation purposes only, until the fourth anniversary of the Closing Date provided that any claim for indemnity under Section 13.2(a)(iv) may be asserted only with respect to Losses incurred by Buyer prior to such date. The indemnification obligations under Section 13.2(a)(v) shall survive indefinitely. No claim regarding a breach of any such representation or warranty or made pursuant to an indemnity obligation shall be made after the expiration of the applicable survival period set forth herein and any claim made within such period shall be deemed to be timely made. The foregoing shall not limit the rights of any Person with respect to covenants to be performed after the Closing Date, which shall survive until the expiration of the applicable statute of limitations period.

           13.2 Indemnification by Seller.

                     (a) Subject to Sections 13.1, 13.2(b), and 13.2(c), Seller and Cargill, jointly and severally, agree to indemnify, defend and hold harmless Buyer, its stockholders, officers, directors, employees, Affiliates, agents, representatives, successors and assigns (the "Buyer Group") from and against any and all Losses incurred or suffered by any of them arising out of or relating to any of the following:

                     (i) any breach of any representation, warranty or covenant (other than the covenants contained in Article VI, Section 3.2 and Section 2.3(a) and (b) of this Agreement), made by Seller or Cargill in this Agreement or the Ancillary Agreements; provided however that for purposes of this clause
(i), such representation, warranties and covenants contained in this Agreement shall not be deemed to be qualified or limited in any way by any materiality qualification contained therein;

                     (ii) any breach of or failure by Seller to perform any covenant or obligation set forth in Article VI, Section 3.2 and Section 2.3(a) and (b) of this Agreement ;

                     (iii) the operation of the Business by Seller, or operation of the Purchased Assets by Seller prior to the Effective Time that are not (A) specific matters identified on any Schedules hereto; (B) identified as Environmental Conditions in the Final Environmental Report; (C) a breach of representation or warranty made by Seller or Cargill in this Agreement or Ancillary Agreement; or (D) a breach of or failure by Seller to perform any covenant or obligation set forth in Article VI, Section 3.2 or Section 2.3(b) of this Agreement or the Ancillary Agreements or (E) an Excluded Obligation;

                     (iv) Environmental Conditions; and

                     (v) Excluded Obligations.

                     (b) The liability of Seller and Cargill to provide indemnification pursuant to Section 13.2(a)(i), (iii) and (iv) shall be limited as follows: Seller and Cargill shall not be liable with respect to any matter referred to in Section 13.2(a)(i) except to the extent (and only to the extent) that the aggregate Losses thereunder exceed $20,000,000 and Seller's and Cargill's aggregate liability under Section 13.2(a)(i) shall not exceed $50,000,000. Seller and Cargill shall not be liable with respect to any matter referred to in Section 13.2(a)(iii) except to the extent (and only to the extent) that the aggregate Losses thereunder exceed $10,000,000 and Seller's and Cargill's aggregate liability under Section 13.2(a)(iii) shall not exceed $100,000,000. With respect to any matter referred to in Section 13.2(a)(iv), Seller and Cargill shall be responsible for fifty (50) percent of the first $10 million of any such Losses (with Buyer responsible for the remaining fifty (50) percent) and one hundred (100) percent of any such Losses in excess of the first $10 million. The Buyer and each member of Buyer Group shall in good faith use commercially reasonable efforts to minimize the amount of such Losses consistent with Buyer's practices regarding claims of liability for which the Buyer would be wholly liable. Notwithstanding anything to the contrary in this Agreement, Seller's and Cargill's indemnification obligation relating to any breach of the representations or warranties contained in Section 4.13, any Environmental Condition or otherwise relating to Environmental Laws or Hazardous Substances, shall be limited to and be deemed satisfied by, the implementation or achievement of the Lowest Cost Response.

                     (c) The amount for which Seller and Cargill shall be liable with respect to any Loss pursuant to Section 13.2(a) shall be reduced to the extent that Buyer or any other member of Buyer Group shall realize any net proceeds recovered from non-affiliated insurers or other Third Parties with respect to such Loss. If Buyer or any other Person entitled to indemnity under
Section 13.2(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, such proceeds, then Buyer shall promptly pay to Seller the net amount of such proceeds or, if less, the amount of such indemnity payment. Buyer shall (and shall cause each other Person entitled to indemnity under Section 13.2(a)) to promptly recover insurance proceeds that may be due to Buyer or any such Person. Buyer agrees that it will use commercially reasonable efforts to recover any Losses which are subject to that certain Land Lease with Option to Purchase dated as of April 26, 1985 by and between the Director of Development of the State of Ohio, Acting on Behalf of the State of Ohio, and North Star Steel Company prior to seeking indemnification by Seller or Cargill under Section 13.2(a) ("Ohio Indemnification"). Buyer agrees that it will assign its rights under the Ohio Indemnification to Seller and Cargill in the event and to the extent that Seller or Cargill indemnifies Buyer for any Losses that are subject to the Ohio Indemnification.

           13.3 Indemnification by Buyer.

                     (a) Subject to Section 13.1 and 13.3(b), Buyer agrees to indemnify, defend and hold harmless Seller and its stockholders, officers, directors, employees, Affiliates, agents, representatives, successors and assigns (the "Seller Group"), from and against any and all Losses incurred or suffered by them arising out of any of the following:

                     (i) any breach of any representation or warranty made by Buyer in this Agreement or the Ancillary Agreements;

                     (ii) any breach of or failure by Buyer to perform any covenant or obligation of Buyer set forth or contemplated in this Agreement or the Ancillary Agreements;

                     (iii) any of the Assumed Obligations; and

                     (iv) any liability or obligation arising from the operation of the Business, or the Purchased Assets by Buyer or any of its Affiliates, successors or assigns from and after the Effective Time.

                     (b) The amount for which Buyer shall be liable with respect to any Loss pursuant to Section 13.3(a) shall be reduced to the extent that Seller or any other member of Seller Group shall realize any net proceeds recovered from non-affiliated insurers or other Third Parties with respect to such Loss. If Seller or any other Person entitled to indemnity under Section 13.3(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, such proceeds, then Seller shall promptly pay to Buyer the net amount of such proceeds or, if less, the amount of such indemnity payment. Seller shall (and shall cause any other Person entitled to indemnity under Section 13.3(a)) to promptly recover insurance proceeds that may be due to Seller or such Person.

           13.4 Claims. As soon as is reasonably practicable after becoming aware of the commencement of any claim, suit, action or proceeding (each a "Claim") brought by a Third Party, with respect to which indemnity may be claimed pursuant to the terms of this Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim or the commencement of any such suit, action or process, and a good faith estimate of the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. A Claim for indemnification for any matter not involving a Third-Party claim may be asserted by notice to the party from whom indemnification is sought without the need to comply with Sections
13.5 through 13.7.

           13.5 Assumption of Defense. The Indemnifying Person may, at its own expense (a) participate in the defense of any Claim, and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 13.2 or 13.3 for all Losses arising out of such Claim, at any time during the course of any such Claim, assume the defense thereof; provided, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with and update the Indemnified Person upon the Indemnified Person's reasonable request for such consultation or update from time to time with respect to such Claim. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to defend or prosecute any such Claim, all of the parties hereto shall reasonably cooperate in the defense or prosecution thereof.

           13.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such Claim, shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that subject to
Section 13.7 hereof no obligation, restriction or Loss shall be imposed on the Indemnified Person or the Business, as the case may be, as a result of such settlement without the prior written consent of such Indemnified Person. The Indemnified Person or the Indemnifying Person, as the case may be, will give the other party hereto at least thirty (30) days' prior written notice of any proposed settlement or compromise of any Claim it is defending, during which time such other party may reject such proposed settlement or compromise; provided, that from and after such rejection, such other party shall be obligated to assume the defense of, and full and complete liability and responsibility for, such Claim, and any and all Losses in connection therewith in excess of the amount of Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

           13.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any Claim, then (a) the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the Indemnifying Party's election to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and (b) any failure of the Indemnified Person to defend or to participate in the defense of any such Claim or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

           13.8 Exclusive Remedy/Limitations. Except as provided in Section 14.8, or otherwise expressly provided by the Ancillary Agreements, the rights and remedies set forth in this Article XIII shall, from and after the Closing constitute the sole and exclusive rights and remedies of (a) Seller Group against Buyer or Buyer Group and (b) Buyer Group against Seller or Seller Group, in each case with respect to the Purchased Assets, the Assumed Obligations, the Business, this Agreement or the Ancillary Agreements. The parties hereby waive, release and agree not to assert any other right, whether arising by statute, common law, equity or otherwise, including without limitation contribution or cost recovery claims under Environmental Laws including the Comprehensive Environmental Response, Compensation, and Liability Act and similar state laws, in connection therewith or otherwise relating to the Purchased Assets, the Assumed Obligations, the Business, this Agreement or the Ancillary Agreements. In no event shall either party be liable for any punitive, exemplary or other non-compensatory damages.


                                   ARTICLE XIV
                               DISPUTE RESOLUTION

           14.1 Mutual Dispute Resolution. Any dispute or difference arising out of or in connection with this Agreement or the formation of this Agreement after Closing (other than disputes arising under Section 3.2 but including, without limitation, any contested claim for indemnification pursuant to Article XIII above), shall be first submitted for resolution pursuant to the following procedure. First, an executive officer of each party will meet to resolve the dispute. If such executive officers were unable to resolve the dispute, the Chief Executive Officers of each party or a designee will attempt to resolve the dispute. If the Chief Executive Officers are unable to resolve the dispute within 60 days following the original notice of such claim or dispute, such dispute shall be submitted to mediation pursuant to the remaining provisions of this Article XIV.

           14.2 Mediation. If the parties are unable to resolve, pursuant to
Section 14.1, any dispute or differences arising out of or in connection with this Agreement, (including, without limitation, any contested claim for indemnification pursuant to Article XIII), the dispute or differences shall be submitted to non-binding mediation in accordance with this Article XIV.

           14.3 Mediator. Mediation of each dispute shall be facilitated by a single licensed or certified mediator, selected by the parties, knowledgeable and experienced in the matter and in resolution of commercial disputes. If the parties are unable to reach agreement on a single mediator, each of Buyer and Seller shall designate a representative of its own choosing, and the two persons so designated shall select a third mediator who shall mediate the dispute.

           14.4 Specifics of Mediation. The mediation shall take place in Minneapolis, Minnesota or in such other place as the parties may agree, within sixty (60) days following the date one or both of the Chief Executive Officers conclude that they are unable to resolve the matter pursuant to Section 14.1 (the "Mediation Period").

           14.5 Procedures. If the mediation is unsuccessful in resolving the dispute or any person fails or refuses to participate in the mediation, then at the expiration of the Mediation Period either party may bring an action for relief in any court having jurisdiction thereof.

           14.6 Confidentiality. All proceedings under this Article XIV, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties in accordance with Section 6.4.

           14.7 Continued Performance. The fact that the dispute resolution procedure specified in this Article XIV shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

           14.8 Equitable Relief. Nothing contained in this Article XIV shall limit the right of any party to seek or obtain specific performance, injunctive relief or other non-monetary remedies in any court of competent jurisdiction.


                                   ARTICLE XV
                                  MISCELLANEOUS

           15.1 Disclosure Schedules. The inclusion of any matter on any Schedule shall not constitute an admission by Seller that such matter is material or would reasonably be expected to have a Material Adverse Effect. Seller may update any Schedules referred to in this Agreement prior to or at the Closing by giving notice to Buyer in accordance with the terms of this Agreement. Such updates will be effective to cure and correct, for all purposes, any breach of any representation, warranty, agreement or covenant which would have existed if Seller had not made such update, so long as such update(s) individually or in the aggregate do not have a Material Adverse Effect on the Business. All references to any Schedule which is updated pursuant to this
Section 15.1 shall, for all purposes, be deemed to be a reference to such Schedule as updated.

           15.2 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

           15.3 Amendment. This Agreement may be amended, modified or supplemented only by a writing signed by Buyer and Seller.

           15.4 Interpretation. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules and exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The terms as set forth in this Agreement have been arrived at after mutual negotiation and, therefore, it is the intention of the parties that its terms may not be construed against any of the parties by reason of the fact that it was prepared by one of the parties.

           15.5 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

           If to Seller or Cargill, addressed as follows:

                     General Counsel
                     Cargill Law Department
                     P.O. Box 5624
                     Minneapolis, Minnesota 55440-5624
                     15615 McGinty Road West
                     Wayzata, Minnesota 55391-2399
                     Telephone No.: (612) 742-6372
                     Facsimile No.: (612) 742- 4671

          If to Buyer, addressed as follows:

                     Lone Star Technologies, Inc.
                     15660 North Dallas Parkway
                     Suite 500
                     Dallas, TX 75248
                     Attention: Robert F. Spears
                     Telephone No.: (972) 770-6419
                     Facsimile No.:  (972) 770-6411

           With a copy to:

                     Mary R. Korby, Esq.
                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, TX 75201
                     Telephone No.:  (214) 746-7700
                     Facsimile No.:   (214) 746-7777

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          15.6 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          15.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns; provided, however, that neither this Agreement, nor any Ancillary Agreements nor any right or obligation hereunder or thereunder may be assigned by any party hereto other than to an Affiliate of such party without the prior written consent of the other parties; provided further, that no such assignment shall relieve a party from its obligations under this Agreement or any Ancillary Agreement; provided further, that Buyer may make a collateral assignment of its rights under this Agreement or any Ancillary Agreement to any lender who provides working capital or other financing to the Buyer. Buyer may designate one or more Affiliates to take title to certain of the Purchased Assets, but no such designation shall relieve Buyer from any obligation under this Agreement or any Ancillary Agreement.

          15.8 No Third Party Beneficiaries. Except as otherwise expressly provided in Article XIII, this Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right, including without limitation, rights in any Affected Employee in respect of any right to contract or any right to employment or continued employment with Buyer.

          15.9 Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer or Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Seller and Buyer, respectively. Any announcement or disclosure required by Law or the rules of any stock exchange shall be made only after consultation with the other party as to the contents of any such announcement or disclosure. Any announcement shall be agreed to by the parties as to form, content, timing and manner of distribution or publication. Nothing in this Section 15.9 shall prevent such parties from discussing such transactions with those Persons whose Consent, approval, agreement or opinion, as the case may be, is required for consummation of such transactions. Such parties shall exercise all reasonable efforts to assure that such Persons keep confidential any information relating to this Agreement or any agreement, document or instrument contemplated herein.

           15.10 Further Assurances/Cooperation. Seller, Cargill and Buyer agree to cooperate fully with each other in connection with obtaining the satisfaction of the conditions set forth in Articles VIII and IX. Seller, Cargill and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable, necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any agreement, document or instrument contemplated herein. After the Closing, Buyer will cooperate with Seller in providing copies of any Books and Records and access to Transferred Employees for the purpose of managing and resolving any matters arising from the Excluded Obligations.

          15.11 Transition Services. For a six month period immediately following the Closing, Seller shall provide certain transition services to Buyer to assist in the transition of the Business from Seller to Buyer. Services will be provided on reasonable terms and conditions to be negotiated by the parties prior to Closing and pursuant to the Transition Services Agreement substantially in the form attached hereto as Exhibit D.

          15.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          15.13 Entire Understanding. This Agreement and the Ancillary Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings among such parties relating to the subject matter hereof.

           15.14 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

           15.15 Submission to Jurisdiction

                     (a) Each party hereto irrevocably agrees that the courts of the State of Delaware or the United States of America for the District of Delaware are to have jurisdiction to settle any claims, differences or disputes which may arise out of or in connection with this Agreement.

                     (b) Each party hereto irrevocably waives any objection it may now or hereafter have to the laying of the venue of any proceedings in any court referred to in subsection (a) of this Section 15.15 and any claim that any proceedings brought in any such court have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any proceedings brought in a court of the State of Delaware or of the United States of America for the District of Delaware shall be conclusive and binding upon Buyer and may be enforced in the courts of any other jurisdiction.

           15.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                      SELLER:          NORTH STAR STEEL COMPANY

                                       By: /s/ James Thompson
                                           ------------------------------------
                                           Name: James Thompson
                                           Title: President


                                       UNIVERSAL TUBULAR SERVICES, INC.

                                       By: /s/ James Thompson
                                           ------------------------------------
                                           Name: James Thompson
                                           Title: Vice President


                        BUYER:         LONE STAR TECHNOLOGIES, INC.

                                       By: /s/ Rhys J. Best
                                           ------------------------------------
                                           Name: Rhys J. Best
                                           Title: Chairman of the Board,
                                                  President and
                                                  Chief Executive Officer


                                       STAR SEAMLESS, INC.

                                       By: /s/ Rhys J. Best
                                           ------------------------------------
                                           Name: Rhys J. Best
                                           Title: President


                        CARGILL:       CARGILL, INCORPORATED

                                       By: /s/ Robert L. Lumpkins
                                           ------------------------------------
                                           Name: Robert L. Lumpkins
                                           Title: Vice Chairman and
                                                  Chief Financial Officer

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


           This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), is entered into and made effective as of this _____ day of __________, 2001, by and between NORTH STAR STEEL COMPANY, a Minnesota corporation and UNIVERSAL TUBULAR SERVICES, INC., a Texas corporation (individually and collectively the "Seller"), and STAR SEAMLESS, INC., a Delaware corporation ("Buyer").

RECITALS:

           This Agreement is made with reference to the following facts and objectives:

                     (a) Seller and Buyer entered into a Purchase and Sale Agreement, dated ____________, 2001, (the "Purchase Agreement") pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller certain assets and real property of Seller (the "Assets").

                     (b) Pursuant to the Purchase Agreement, Seller agreed to assign to Buyer all of its right, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement) set forth on Exhibit A attached hereto.

                     (c) Capitalized terms used in this Agreement but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

AGREEMENT:

           In consideration of the foregoing recitals which are incorporated herein and are made a part of this Agreement, and in consideration of the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

           1. EFFECTIVE DATE OF ASSIGNMENT AND ASSUMPTION. The assignment and assumption in this Agreement shall take effect as of the date first above written.

           2. ASSIGNMENT. Seller hereby assigns and transfers to Buyer all of its right, title and interest in and to the Purchased Assets set forth on Exhibit A attached hereto.

           3. ASSUMPTION. Buyer hereby assumes and agrees to pay, perform and discharge when due all Assumed Obligations which arise on or after the effective date of this Agreement.

           Except as otherwise provided in the Purchase Agreement, upon the execution of this Assignment and Assumption Agreement, Assignor shall have no further obligation or duty with respect to the Assumed Obligations.

           This Assignment and Assumption Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof and shall be binding on Assignor and shall inure to the benefit of Assignee, and Assignee's successors and assigns.

           Nothing contained herein is intended to or shall be construed to modify, alter, amend, expand, interpret, supersede or otherwise change any of the terms, conditions, covenants, warranties, representations or any other provisions of the Purchase Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed on the date first written above.


                                    NORTH STAR STEEL COMPANY


                                    By:
                                        ---------------------------------------
                                    Print name:
                                                -------------------------------
                                    Its:
                                         --------------------------------------


                                    UNIVERSAL TUBULAR SERVICES, INC.


                                    By:
                                        ---------------------------------------
                                    Print name:
                                                -------------------------------
                                    Its:
                                         --------------------------------------



                                    STAR SEAMLESS, INC.


                                    By:
                                        ---------------------------------------
                                    Print name:
                                                -------------------------------
                                    Its:
                                         --------------------------------------

                                    EXHIBIT A


           [ATTACHED LIST OF FIXED ASSETS FROM THE PURCHASE AGREEMENT]

                                    EXHIBIT B

                            NON-COMPETITION AGREEMENT


           THIS NON-COMPETITION AGREEMENT (this "Agreement) is made and entered into as of ________________, 2001, by and between North Star Steel Company, a Minnesota corporation ("North Star"), and Universal Tubular Services, Inc., a Texas Corporation ("UTS") (North Star and UTS being referred to individually and collectively herein as "Seller"), Cargill, Incorporated, a Delaware corporation ("Cargill"), and Lone Star Technologies, Inc., a Delaware corporation ("Parent") and Star Seamless, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer").

           WHEREAS, the Buyer, Parent, Cargill and the Seller have entered into a Purchase and Sale Agreement, dated as of _________________, 2001 (the "Purchase Agreement") (capitalized terms used but not otherwise defined herein shall have the meanings given in the Purchase Agreement) which provides, as a closing condition, that the Seller, Cargill, Parent, and the Buyer execute and deliver this Agreement;

           WHEREAS, as a material inducement to each of the Buyer, Parent, Seller and Cargill to enter into the Purchase Agreement and in order to preserve the value of the Business, which is being purchased by the Buyer pursuant to the Purchase Agreement, the Seller and Cargill has agreed to refrain, and to cause its Affiliates to refrain, from competing with the Buyer, Parent and their Affiliates under the terms and conditions set forth in this Agreement;

           NOW, THEREFORE, in order to induce the Buyer and Parent to proceed with the Closing and in consideration of the mutual agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

           1. Non-competition. (a) Each of Seller and Cargill hereby expressly covenants and agrees that for a period of five (5) years from and after the Closing Date, it shall not, nor shall it permit its Affiliates, to compete directly or indirectly with the Buyer, Parent, or any of their Affiliates in the design, marketing, production, distribution, finishing, heat treating, threading, manufacture or sale, anywhere in the world, of (i) seamless tubular steel products, or (ii) welded tubular steel products designed, produced, distributed, finished, heat-treated, threaded, sold, manufactured, or marketed by Buyer, Parent, or any of their Affiliates as of the date hereof (the "Affected Business").

                  (b) Notwithstanding the foregoing, nothing in this Section 1 shall limit, prohibit or restrict the Seller, Cargill or any of its Affiliates from any of the following:

                               (i) owning or operating any of the Excluded
                     Assets or any of the Excluded Businesses, or

                               (ii) engaging in any activity outside the
                     Affected Business, or

                               (iii) in the ordinary course of business, owning
                     (i) less than a ten percent interest of any entity whose securities are publicly traded on a recognized stock exchange and who is engaged in any business that competes, directly or indirectly, with the Affected Business or (ii) less than a majority interest of any entity whose securities are not publicly traded on a recognized stock exchange and who is engaged in any business that competes directly or indirectly with the Affected Business, provided that the Seller and Cargill or its Affiliates does not have the power to control or direct the management or affairs of such entity, or

                               (iv) engaging in any business that does not
                     violate the provisions of the first sentence of this Section, notwithstanding that such business competes directly or indirectly with any other business of the Buyer or any Affiliate of the Buyer, or

                               (v) owning any interest of any entity engaged in
                     any business that competes, directly or indirectly, with the Affected Business, as a result of or in connection with the sale, disposition or transfer of Seller, Cargill or their Affiliates' steel manufacturing, steel processing or steel trading businesses, or

                               (vi) owning any interest of any entity engaged in
                     any business that competes, directly or indirectly, with the Affected Business, as a result of or in connection with the conversion of debt to equity through bankruptcy, reorganization or restructuring, or

                               (vii) acting as an advisor to third parties with
                     respect to any investment funds, or having any ownership interest in such funds.

                     (c) Except only as provided in Section 1(b)(vii), each of Seller and Cargill hereby expressly covenants and agrees that during the five
(5) year period referred to in Section 1(a) it shall not, nor shall it permit its Affiliates, to compete directly or indirectly with the Buyer, Parent, or any of their Affiliates in the Affected Business through the direct equity investment in idled facilities formerly engaged in the Affected Business.

                     (d) To the extent that any part of this Section 1 may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events.

           2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

           If to Seller or Cargill, addressed as follows:

                     General Counsel
                     Cargill Law Department
                     P.O. Box 5624
                     Minneapolis, Minnesota 55440-5624
                     15615 McGinty Road West
                     Wayzata, Minnesota 55391-2399
                     Telephone No.: (612) 742-6372
                     Facsimile No.: (612) 742- 4671

          If to Buyer, addressed as follows:

                     Lone Star Technologies, Inc.
                     15660 North Dallas Parkway
                     Suite 500
                     Dallas, TX 75248
                     Attention: Robert F. Spears
                     Telephone No.: (972) 770-6419
                     Facsimile No.:  (972) 770-6411

           With a copy to:

                     Mary R. Korby, Esq.
                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, TX 75201
                     Telephone No.:  (214) 746-7700
                     Facsimile No.:   (214) 746-7777

or such other individual or address as a party hereto may designate for itself by notice given as herein provided.

           3. Amendment. This Agreement may be amended, modified or supplemented only by a writing signed by the Buyer and the Seller.

           4. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

           5. Successors. This Agreement shall inure to the benefit of the Buyer, the Affiliates of the Buyer and their permitted successors and assigns.

           6. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

           7. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

           8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

           9. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any and all prior agreements, arrangements and understandings among such parties.

           10. No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

           11. Non-Solicitation. Each of Seller and Cargill agree that during the five year period referred to Section 1, (i) it will not solicit for employment any of the then current employees of Buyer or Parent, except through means of general solicitation such as but not limited to general advertisements; and (ii) in respect of employees at the superintendent level or above (other than any such employees terminated by Buyer or Parent), for a period of 30 days after such employee's termination of employment with Buyer or Parent, it will not hire such employees.

           12. Acknowledgements. Each of Cargill and the Seller acknowledges that the scope of the prohibited activities, the geographic boundaries, and the duration of the obligations set forth in this Agreement (i) are reasonable and no broader than necessary to protect the legitimate business interests of Buyer, Parent, and their respective Affiliates, and (ii) do not and will not impose an unreasonable burden upon Cargill or Seller.

                     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                  NORTH STAR STEEL COMPANY

                                  By: __________________________________

                                  Name: ________________________________

                                  Title: _______________________________


                                  UNIVERSAL TUBULAR SERVICES, INC.

                                  By: __________________________________

                                  Name: ________________________________

                                  Title: _______________________________


                                  CARGILL, INCORPORATED

                                  By: __________________________________

                                  Name: ________________________________

                                  Title: _______________________________


                                  LONE STAR TECHNOLOGIES, INC.

                                  By: __________________________________

                                  Name: ________________________________

                                  Title: _______________________________


                                  STAR SEAMLESS, INC.

                                  By: __________________________________

                                  Name:_________________________________

                                  Title:________________________________

                                   EXHIBIT C

                            PURCHASE PRICE ALLOCATION

                                   HOUSTON, TX

-------------------------------------------------------------------------------
                                                            PURCHASE PRICE
                    ASSETS             TAX LIFE               ALLOCATION
-------------------------------------------------------------------------------
Inventory                                N/A
-------------------------------------------------------------------------------
Accounts Receivable                      N/A
-------------------------------------------------------------------------------
Land                                     N/A
-------------------------------------------------------------------------------
Land Improvements                       15.00
-------------------------------------------------------------------------------
Buildings                               39.00
-------------------------------------------------------------------------------
Machinery & Equipment                   Varies
-------------------------------------------------------------------------------
Furniture & Fixtures                     7.00
-------------------------------------------------------------------------------
Vehicles                                 5.00
-------------------------------------------------------------------------------
Other Assets                            Varies
-------------------------------------------------------------------------------
Subtotal
-------------------------------------------------------------------------------
Intangible Assets                       15.00
(Goodwill, noncompete, patents, etc.)
-------------------------------------------------------------------------------

TOTAL ASSETS

-------------------------------------------------------------------------------


By:                                       By:
    ---------------------------               --------------------------
Print name:                               Print name:
            -------------------                       ------------------
Its:                                      Its:
     --------------------------                -------------------------

EID No.:                                  EID No.:
         ----------------------                    ---------------------

Date:                    , 2001           Date:                   , 2001
      -------------------                       ------------------

                            PURCHASE PRICE ALLOCATION

                                 YOUNGSTOWN, OH


--------------------------------------------------------------------------------
                                                             PURCHASE PRICE
                    ASSETS               TAX LIFE              ALLOCATION
--------------------------------------------------------------------------------
Inventory                                  N/A
--------------------------------------------------------------------------------
Accounts Receivable                        N/A
--------------------------------------------------------------------------------
Land                                       N/A
--------------------------------------------------------------------------------
Land Improvements                         15.00
--------------------------------------------------------------------------------
Buildings                                 39.00
--------------------------------------------------------------------------------
Machinery & Equipment                     Varies
--------------------------------------------------------------------------------
Furniture & Fixtures                       7.00
--------------------------------------------------------------------------------
Vehicles                                   5.00
--------------------------------------------------------------------------------
Other Assets                              Varies
--------------------------------------------------------------------------------
Subtotal
--------------------------------------------------------------------------------
Intangible Assets                         15.00
(Goodwill, noncompete, patents, etc.)
--------------------------------------------------------------------------------

TOTAL ASSETS

--------------------------------------------------------------------------------



By:                                         By:
    -----------------------------               ---------------------------
Print name:                                 Print name:
            ---------------------                       -------------------
Its:                                        Its:
     ----------------------------                --------------------------

EID No.:                                    EID No.:
         ------------------------                    ----------------------

Date:                      , 2001           Date:                    , 2001
      ---------------------                       -------------------

                                    EXHIBIT D

                         TRANSITION SERVICES AGREEMENT


           This Transition Services Agreement ("Agreement") is dated as of ____________, 2001 by and between, Lone Star Technologies, Inc., a Delaware corporation ("LST"), Star Seamless, Inc., a Delaware corporation ("Star," together with LST, the "Buyer"); Cargill, Incorporated, a Delaware corporation ("Cargill"), North Star Steel Company, a Minnesota corporation ("North Star"), and Universal Tubular Services, Inc., a Texas corporation ("UTS") (Cargill, North Star and UTS being individually and collectively referred to herein as "Seller").

                                   WITNESSETH:

           WHEREAS, pursuant to the terms of a Purchase and Sale Agreement dated as of ________________, 2001, to which Seller and Buyer are parties (the "Purchase and Sale Agreement"), Buyer will, contemporaneously with the effectiveness of this Agreement, acquire the Business (the "Acquisition"); and

           WHEREAS, Buyer has requested that Seller provide Buyer with those certain transition services described on Schedule A (or the individual Addendums thereto) attached hereto and made a part hereof (the "Transition Services", and each a "Transition Service"), for a period of time after the Closing Date.

           NOW, THEREFORE, and in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings given those terms in the Purchase and Sale Agreement.

2. TRANSITION SERVICES; LIMITATIONS.

           A. Subject to the terms and provisions of this Agreement, Seller shall provide to Buyer the Transition Services as described on Schedule A or the Addendums thereto. Detailed costs and precise services (including additional services as may be agreed to by the parties) are reflected to the extent presently possible on Schedule A or the Addendums thereto, or shall be negotiated in good faith subsequent to the Closing by the Parties.

           B. The provider of a Transition Service hereunder (Seller or a particular Affiliate of Seller, as the case may be) shall be referred to as "Service Provider" and the recipient of a Transition Service hereunder (Buyer or an Affiliate of Buyer, as the case may be) shall be referred to as "Service User". The Service Provider shall provide the Transition Services to Buyer in good faith, in substantially the same manner, at substantially the same quality, and with substantially the same degree of care the Service Provider has provided such Transition Services to the Business during the 12-month period immediately prior to the execution of the Purchase and Sale Agreement. Service Provider shall have no obligation to supply Transition Services hereunder (i) that are not of the type presently being supplied by Seller to the Business and (ii) if a third party's consent is necessary for Service Provider to provide such Transition Services and such third party's consent has not been obtained after Service Provider has notified Service User of the failure to obtain such consent within ten (10) days prior to the Closing, and the reasons therefor, if known to Service Provider, and shall have used best efforts (to the extent legally possible) to obtain such consent.

           C. In providing the Transition Services, Service Provider, as deemed necessary or appropriate in its reasonable discretion, may (i) use its own personnel, or (ii) employ the services of third parties (at the market rates charged by such third parties, and without further markup by Service Provider) to the extent such third party services are routinely utilized to provide similar services to Service Provider's own businesses or are reasonably necessary for the efficient performance of any Transition Service. Prior to entering into any new agreement with any third party service provider for the provision of Transition Services, Service Provider shall give not less than ten
(10) business days written notice to Service User.

           D. As needed from time to time during the term of this Agreement, and upon termination of any Transition Service or this Agreement, the Service Provider will provide Buyer all records, whether such are in written electronic or other format, related to the provision of the Transition Services hereunder in such format, whether written, electronic or other, as may be reasonably requested by Buyer. Upon termination of this Agreement, each party hereto shall, at the request of the other party, promptly return to such requesting party or its designated representatives or otherwise dispose of as the requesting party may instruct all materials that contain confidential or proprietary information in written, recorded, or other tangible form that such party may have in its possession, custody, or under its direct or indirect control.

           E. Buyer and Seller shall designate a representative to act as their primary contact person with respect to the provision of all Transition Services (each such person being a "Responsible Person"). The initial Responsible Person for Buyer shall be _______________ and for Seller shall be Terry Forrest.

3. TERM OF AGREEMENT/TRANSITION SERVICES. The obligation of Service Provider to provide each Transition Service will commence on the Closing Date and, unless otherwise specified in Schedule A or a particular Addendum thereto, will terminate on the "Service Termination Date" for such Transition Service, which shall be the earliest to occur of (i) the date specified on the applicable Addendum, which shall in no event be a date later than six (6) months after the Closing Date, or (ii) the date on which Service User, by notice to Service Provider at any time prior to the termination of such Transition Service set forth on the applicable addendum, terminates such Transition Service. Notwithstanding the foregoing, (i) either Buyer or Seller may, by giving written notice, terminate this Agreement if the other party is in material breach of its obligations hereunder and has failed to cure said breach within thirty (30) days after receipt of written notice of such breach from the other party. Each

Service User shall use reasonable commercial efforts to transition and terminate the Transition Services as soon as possible after the Closing Date.

4. COSTS. In consideration for the performance of each Transition Service, Service User agrees to pay to Service Provider the amounts set forth Schedule A or the Addendums thereto ("Costs"). Any Taxes (other than income Taxes of Seller) assessed on the provision of Transition Services hereunder, shall be paid by Service User.

5. INVOICE. Service Provider shall invoice Service User monthly for Transition Services provided during the preceding month and all invoices shall reflect in reasonable detail the nature and quantity of the Transition Services rendered during the previous month and the charges therefor. Service User agrees to pay to the invoicing entity each invoice within thirty (30) days after Service User's receipt of each such invoice.

6. COOPERATION. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Transition Services. Each party will provide such facilities, information, books, records, files, supplies, etc., as may be necessary or desirable for Service Provider to provide the Transition Services and Service User shall provide, from time to time, timely decisions on such matters as required for the performance of the Transition Services by Service Provider.

7. CONFIDENTIALITY. The parties each acknowledge and agree that the confidentiality provisions of Section 6.4 of the Purchase and Sale Agreement apply with respect hereto.

8. COMPLIANCE WITH LAWS AND REGULATIONS. Service User will use the Transition Services and Service Provider shall perform or provide the Transition Services only in accordance with all applicable Laws. Each party reserves the right to take all actions, including termination of any particular Transition Service, upon not less than twenty (20) days written notice to the other party, without penalty or liability to the other party, that is reasonably believed, based upon the advice of counsel, to be necessary to assure compliance with applicable Laws or to avoid being subjected to regulation as a common carrier or utility. No such termination or refusal to perform shall be deemed a breach hereunder.

9. NO WARRANTIES; INDEMNIFICATION.

           A. SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO ANY TRANSITION SERVICE OR THE PERFORMANCE THEREOF.

           B. Service User shall indemnify and hold harmless Service Provider and its Affiliates and their respective directors, officers, employees and agents (collectively, "DOEAs") from and against any and all Losses incurred by Service Provider, its Affiliates or their respective DOEAs as a result of the performance of the Transition Services; provided, however, the foregoing indemnity shall not apply to any such Losses to the extent caused by acts or omissions of Service Provider, its Affiliates or their respective DOEAs constituting gross negligence or willful misconduct. The above indemnity includes, but is not limited to, (a) any injury to or death of any persons or damage to or loss or destruction of any property, (b) any contamination of or injury or damage to or adverse effect upon persons, vegetation, air, land, water or the environment, and (c) any governmental agency related claims, losses, liabilities, damages and expenses.

           C. Service Provider shall indemnify and hold harmless Service User, its Affiliates and their respective DOEA's from and against any and all Losses actually incurred by Service User, its Affiliates or their respective DOEA's to the extent but only to the extent arising out of any acts or omissions of Service Provider or its Affiliates constituting willful misconduct. However, in no event shall Service Provider be liable to Service User for special, consequential, punitive or exemplary damages. Service Provider and its Affiliates shall have no liability to Service User or any of its Affiliates or any of their respective DOEA's for any Losses arising out of this Agreement except as expressly provided in the Section 9(c).

           D. Notwithstanding anything to the contrary contained herein, to the extent that Service Provider utilizes third parties to provide Transition Services hereunder, Service Provider shall not have any liability to Service User or their respective DOEAs for the acts and omissions of such Third Party Suppliers; provided, however, if Service User, any of its Affiliates or any of their respective DOEAs suffer Losses, due to an act or omission of a Third Party Supplier which constitutes gross negligence or willful misconduct, Service Provider will first present a claim to the Third Party Supplier on behalf of Service User to the extent permitted under Service Provider's agreement with the Third Party Supplier and will pursue the claim in the same manner as Service Provider would pursue a claim with respect to its other businesses and any recovery shall be remitted to the affected indemnitee(s). Nothing contained herein shall require Service Provider to institute any litigation or other proceeding against such Third Party Supplier. Service Provider will use commercially reasonable efforts to cause Service User to be a third party beneficiary under any contracts with third party service providers providing Transition Services.

           E. Notwithstanding anything to the contrary herein, Service User hereby waives for itself and its Affiliates any and all rights of recovery, claims, actions or causes of action for any and all Losses to the extent it receives insurance proceeds with respect thereto.

           F. The provisions of this Section 9 shall survive the termination of this Agreement.

10. FORCE MAJEURE. Service Provider shall not be liable for any failure to perform or delay in performing its obligations pursuant to this Agreement to the extent its failure to do so is caused by or results from any act of God; war, riot, fire; explosion; accident; flood; sabotage, lack of (despite reasonable efforts of such party to obtain) adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with Laws, national defense requirements; or any other cause or circumstances beyond the reasonable control of the affected party. The Service Provider which is rendered unable to perform its obligations as a result of the foregoing shall notify the Service User as soon as reasonably possible to discuss the circumstances and potential solutions of such force majeure event, including reasonable efforts as to mitigation of such force majeure event and provision of substitute Transition Services by a Third Party Supplier at Service User's sole cost and expense and the parties shall reasonably cooperate in respect thereto.

11. THIRD PARTY SUPPLIERS.

           A. Service User understands that the provision of some Transition Services may involve services historically provided by a third party (a "Third Party Supplier") to Service Provider or the lease or license of property (including, without limitation, computer software) to Service Provider by a Third Party Supplier. If permitted by the agreement governing the provision of such services or property by a Third Party Supplier (a "Third Party Agreement"), Service Provider will provide, or arrange for such Third Party Supplier to provide, such Transition Service for Service User in accordance with the terms of this Agreement; provided, however, if the provision of such Transition Service would result in the breach of the terms of such Third Party Agreement, then Service Provider shall be relieved of its obligation to provide such Transition Service and shall instead use its commercially reasonable best efforts to assist Service User in obtaining an amendment to such Third Party Agreement or such other authorization from such Third Party Supplier which would allow Service Provider to provide such Transition Service in accordance with the terms of this Agreement. In the event that Service Provider is unable to obtain an amendment of such Third Party Agreement or an authorization from such Third Party Supplier that would allow Service Provider to provide such Transition Service to Service User, Service Provider shall use its commercially reasonable efforts to assist Service User in obtaining a similar service (in both quality and quantity) from another Third Party Supplier. Service User shall be solely responsible for the cost of any such Third Party Supplier Transition Services.

           B. At its option and upon reasonable notice to Service User, Service Provider may terminate or fail to renew any Third Party Agreement and contract with another Third Party Supplier to provide the affected Transition Service or, alternatively, perform such Transition Service itself.

12. AMENDMENT; ADDITIONAL SERVICES. This Agreement may be amended, modified or supplemented only by a writing signed by the parties. The parties agree to amend this Agreement to add additional services as Transition Services hereunder so long as the parties agree such services would have been included as Transition Services hereunder had the parties given consideration to such services as of the date hereof.

13. NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service,
(b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

           If to Seller, addressed as follows:

                    General Counsel
                    Cargill Law Department
                    P.O. Box 5624
                    Minneapolis, Minnesota 55440-5624
                    15615 McGinty Road West
                    Wayzata, Minnesota 55391-2399
                    Telephone No.: (612) 742-4771
                    Facsimile No.: (612) 742-7503

          If to Buyer, addressed as follows:

                     Lone Star Technologies, Inc.
                     15660 North Dallas Parkway
                     Suite 500
                     Dallas, TX 75248
                     Attention: Robert F. Spears
                     Telephone No.: (972) 770-6419
                     Facsimile No.:  (972) 770-6411

           With a copy to:

                     Mary R. Korby, Esq.
                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, TX 75201
                     Telephone No.:  (214) 746-7700
                     Facsimile No.:   (214) 746-7777


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

14. WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

15. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns, provided, however, that neither this Agreement nor any right or obligation hereunder or thereunder may be assigned by a party without the prior written consent of the other party (which shall not be unreasonably withheld or delayed); provided further that Buyer may assign this Agreement to its controlled affiliates. Buyer and Seller shall remain responsible for the full and timely performance of this Agreement by their respective Affiliates.

16. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

18. ENTIRE UNDERSTANDING. This Agreement sets forth the entire agreement and understanding of Buyer and Seller with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings among such parties relating to the subject matter hereof.

19. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

20. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

21. SPECIFIC PERFORMANCE. The parties hereto recognize that if the Service Provider fails or refuses to perform under this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injuries. The Buyer shall, therefore, be entitled, in addition to any other remedies that may be available, to obtain specific performance of this Agreement. If any action is brought by the Buyer to enforce this Agreement, the Service Provider shall waive the defense that there is an adequate remedy at law and waive the requirement in respect of posting a bond.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                   LONE STAR TECHNOLOGIES, INC.

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________


                                   CARGILL, INCORPORATED

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________


                                   NORTH STAR STEEL COMPANY

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________


                                   UNIVERSAL TUBULAR SERVICES, INC.

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________


                                   STAR SEAMLESS, INC.

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________

                   SCHEDULE A TO TRANSITION SERVICES AGREEMENT

Services to be provided as set forth in attached Addendums to be mutually agreed upon by the parties, but to be limited to the following areas:

1.  Information Technology Services

2.  General Human Resources Support Services

3.  General Ledger System and Accounts Payable Support

4.  Accounts Payable and Expense Report Processing

5.  Such other items as the parties may mutually agree

                                   EXHIBIT E
                           TRADEMARK LICENSE AGREEMENT

                     THIS AGREEMENT ("Agreement") is entered as of this ___ day of _________, 2001, by and between North Star Steel Company, a Minnesota corporation ("Licensor"), Lone Star Technologies, Inc. a Delaware corporation, ("LSS"), and Star Seamless, Inc., a Delaware corporation ("SSI") (LSS and SSI being referred to individually and collectively hereinafter as "Licensee").

                     WHEREAS, Licensor is the owner of the trade names and trademarks "NORTH STAR STEEL" and its corporate symbol registered and used in the United States in connection with the Business and shown on Attachment I hereto (such marks and derivations therefrom as currently used by Licensor in connection with the Business are hereinafter referred to collectively as the "Trademarks"); and

                     WHEREAS, Licensor and Licensee have entered into a Purchase and Sale Agreement with respect to the Business dated as of ___________, (which, together with the exhibits and schedules thereto, is hereinafter referred to as the "Purchase and Sale Agreement"); and

                     WHEREAS, Licensor utilizes the Trademarks in marking its Inventory, Equipment and Fixed Assets and upon purchase orders, invoices, and other business documents (such use of the Trademarks are referred to herein as the "Current Use"); and

                     WHEREAS, the sale of the Business to Licensee contemplates the licensing of the Trademarks within their Current Use to Licensee on an interim basis to facilitate the transition of the Business from Licensor to Licensee.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                     1. Definitions.

                     Any capitalized terms used but not defined in this Agreement, shall have the meaning given those terms in the Purchase and Sale Agreement.

                     2. Grant of License.

                     Subject to existing licenses, if any, in the Purchased Contracts, Licensor hereby grants a non-exclusive, non-transferable, royalty-free license (the "License") to use the Trademarks within their Current Use in connection with the Business, in the United States, for the term of this Agreement in order to facilitate Licensee to sell, distribute and otherwise dispose of the Inventory bearing the Trademarks and to utilize the Trademarks within their Current Use.

                     3. Limitations on Use of the Trademarks.

                     3.1 Title to and ownership of the Trademarks is and shall always be vested solely in Licensor. It is understood that the present license will not in any way affect the ownership by Licensor of the Trademarks, which shall continue to be the exclusive property of the Licensor and Licensee shall not represent that it has any right, title or interest in the Trademarks other than the rights expressly granted by this Agreement.

                     4. Covenants by Licensor.

                     4.1 Licensor need not maintain the registrations, if any, of the Trademarks if, in Licensor's sole discretion, Licensor determines not to do so.

                     4.2 Should it become necessary to record Licensee as a registered user of the Trademarks in any country, Licensor shall prepare and file the appropriate documents to effectuate such recording. Licensee shall cooperate in the completion of such documentation. Expenses incurred by Licensor, or the Licensee in the process of documentation and completion of said recording shall be for the account of Licensee.

                     4.3 Licensor makes no representation or warranty with respect to the Trademarks and the use thereof other than those expressly set forth in the Purchase and Sale Agreement.

                     5. Term and Termination.

                     5.1 Unless such rights are otherwise terminated in accordance with this Section 5, the Licensee's rights to use the Trademarks under this Agreement shall terminate with respect to Inventory upon the earlier of (i) the two year anniversary of the Closing Date or (ii) the sale or other disposal of all Inventory, and shall terminate with respect to other items bearing the Trademarks upon the earlier of (i) the ninth month anniversary of the Closing Date or (ii), the sale disposal or remarking of other items bearing the Trademarks. Licensee agrees to remove the Trademarks from all Equipment and Fixed Assets and to utilize or replace other consumable items which bear the Trademarks with items which do not bear the Trademarks as expeditiously as reasonably possible after the Closing Date.

                     5.2 In the event that the Licensee is, in Licensor's sole judgment, in material breach of any provision of this Agreement, or in the event, in Licensor's sole judgment, the use by the Licensee of the Trademarks, does not comply in all material respects with the terms of this Agreement, Licensee shall have thirty (30) days after receipt of written notice from Licensor to fully cure, to Licensor's satisfaction, such breach, failure or deficiency. If Licensee does not so cure, Licensor shall notify Licensee in writing that the License has been terminated.

                     5.3 This Agreement shall also be terminated in the following events: (i) dissolution or liquidation of the Licensee; (ii) mutual written agreement of the parties or (iii) Licensee makes an assignment for the benefit of creditors, experiences bankruptcy or any proceeding under the law pertaining to the relief of debtors.

                     5.4 Upon the termination of this Agreement, Licensee agrees that it will immediately cease using the Trademarks, make no further shipments of Inventory bearing the Trademarks, destroy all unsold Inventory bearing any of the Trademarks and have no further rights, interest or claims to any of the Trademarks. Licensee shall thereafter not use any of the Trademarks (or any trademarks confusingly similar to the Trademarks) for any purpose whatsoever.

                     6. Assignment.

                     The Licensee shall not have any right to assign this Agreement or to sublicense any of its rights hereunder (other than to an Affiliate) without the express written consent of Licensor, which consent may be withheld for any reason.

                     7. Infringement Actions.

                     In the event that the Trademarks and/or the Trademarks registration shall be infringed by any third party, Licensor shall have the sole right to bring any action for infringement, at Licensor's cost and expense, and to recover and retain any and all damages. The Licensee shall give Licensor prompt notice of any such infringement that comes to its attention and provide all cooperation and documentation requested by Licensor.

                     8. Goodwill.

                     Licensee recognizes and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to Licensor and Licensor's Affiliates, that the Trademarks have a secondary meaning in the mind of the public, and that the use by Licensee pursuant to this Agreement shall inure to the benefit of Licensor and its Affiliates.

                     9. Miscellaneous.

                     9.1 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

           If to Licensor, addressed as follows:

                    General Counsel
                    Cargill Law Department
                    P.O. Box 5624
                    Minneapolis, Minnesota 55440-5624
                    15615 McGinty Road West
                    Wayzata, Minnesota 55391-2399
                    Telephone No.: (952) 742-4771
                    Facsimile No.: (952) 742-4671

          If to Licensee, addressed as follows:

                     Lone Star Technologies, Inc.
                     15660 North Dallas Parkway
                     Suite 500
                     Dallas, TX 75248
                     Attention: Robert F. Spears
                     Telephone No.: (972) 770-6419
                     Facsimile No.: (972) 770-6411

                    with a copy to:

                     Mary R. Korby, Esq.
                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, TX 75201
                     Telephone No.: (214) 746-7700
                     Facsimile No.: (214) 746-7777

or at such other address as the Licensor or Licensee may from time to time designate by notice duly given in accordance with the provisions of this paragraph 9.1.

                     9.2 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                     9.3 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the Licensor and Licensee with respect to the subject matter hereof, and this Agreement supersedes any and all prior agreements, arrangements and understandings among such parties relating to the subject matter hereof.

                     9.4 Amendment. This Agreement may be amended, modified or supplemented only by a writing signed by Licensee and Licensor.

                     9.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                     9.6 Successors and Assigns. This Agreement shall be binding and shall inure to the benefit of the parties and their respective permitted successors and assigns as contemplated by and in accordance with the provisions of the Purchase and Sale Agreement.

                     9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

                     9.8 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                     9.9 Interpretation. The headings preceding the text of sections and paragraphs included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

                     9.10 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

                     9.11 Indemnification. Licensee shall indemnify and hold Licensor and its Affiliates harmless from and against all Losses that Licensor and any of its Affiliates incur arising out of the Licensee's breach of this Trademark License Agreement, or the use of the Trademarks by the Licensee or services rendered by the Licensee association with which the Trademarks are used by the Licensee. The procedures set forth in Article XIII of the Purchase and Sale Agreement shall apply to any Losses for which indemnity is owed hereunder.

                     9.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the day and year above written.


                                    NORTH STAR STEEL COMPANY

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


                                    STAR SEAMLESS, INC.

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


                                    LONE STAR TECHNOLOGIES, INC.

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                 ATTACHMENT I


COUNTRY              TRADEMARK                                      REGN NO.
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United States        NORTH STAR STEEL

United States        NORTH STAR STEEL CORPORATE SYMBOL